UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

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☒	Definitive Proxy Statement

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Nine Energy Service, Inc.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

N/A

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 5, 2023

The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Nine Energy Service, Inc. (the “Company,” “we” and “our”) will be held at 8:30 a.m., Central Time, on May 5, 2023, at 2001 Kirby Drive, Suite 200, Houston, Texas 77019, for the following purposes:

1.    To elect three Class II directors to serve until the Company’s 2026 Annual Meeting of Stockholders or until their respective successors are elected and qualified;

2.    To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

3.    To approve the Second Amendment to the Nine Energy Service, Inc. 2011 Stock Incentive Plan; and

4.    To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors of the Company (the “Board”) recommends you vote (i) “FOR” the election of each of the nominees named in the accompanying proxy statement to the Board, (ii) “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm and (iii) “FOR” the approval of the Second Amendment to the Nine Energy Service, Inc. 2011 Stock Incentive Plan.

The Board has fixed March 6, 2023 as the record date for determining stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. The Annual Meeting will begin promptly at 8:30 a.m., Central Time. Check-in will begin at 8:15 a.m., Central Time, and you should allow ample time for the check-in procedures.

Your vote is very important. Regardless of whether you plan to attend the Annual Meeting, we hope you will vote as soon as possible in advance of the Annual Meeting by one of the methods described in the accompanying proxy statement.

By Order of the Board of Directors

Ann G. Fox

President, Chief Executive Officer and Director

Houston, Texas

March 8, 2023

Important Notice Regarding the Availability of Proxy Materials for the Nine Energy Service, Inc.

Stockholder Meeting to be Held on May 5, 2023:

The proxy materials, including our 2022 Annual Report, are available at https://investor.nineenergyservice.com.

i

PROXY STATEMENT

FOR

2023 ANNUAL MEETING OF STOCKHOLDERS

OF

NINE ENERGY SERVICE, INC.

To Be Held on May 5, 2023 at 8:30 a.m., Central Time

GENERAL INFORMATION

This proxy statement (this “Proxy Statement”) contains information related to the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Nine Energy Service, Inc. (either individually or together with its subsidiaries, as the context requires, the “Company,” “Nine,” “we,” “us” and “our”).

On or about March 15, 2023, we will send you a Notice of Internet Availability of Proxy Materials (the “Notice”), which will provide instructions on how to view our proxy materials over the Internet and, if desired, request a full set of printed materials by mail. The Securities and Exchange Commission (the “SEC”) permits companies to send such a notice instead of a full printed set of proxy materials. We believe this process expedites the delivery of proxy materials, ensures that proxy materials remain easily accessible to our stockholders, saves costs and reduces the environmental impact of the Annual Meeting.

Meeting Date and Location

The Annual Meeting will be held at 8:30 a.m., Central Time, on May 5, 2023, at our principal executive offices, located at 2001 Kirby Drive, Suite 200, Houston, Texas, 77019.

Cameras, recording devices and other electronic devices are prohibited at the meeting.

Outstanding Securities; Record Date

Only holders of record of our common stock, par value $0.01 per share, at the close of business on March 6, 2023, the record date, will be entitled to notice of, and to vote at, the Annual Meeting. On that date, we had 34,721,266 shares of common stock outstanding and entitled to vote. Each share of our common stock is entitled to one vote for each director nominee and one vote for each other item to be voted on at the Annual Meeting.

Proxy Voting

Shares that are properly voted via the Internet or by telephone or for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted in accordance with the recommendations of the Company’s Board of Directors (the “Board” or the “Board of Directors”) as follows: (i) “FOR” the election of each of the nominees named herein to the Board, (ii) “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm and (iii) “FOR” the approval of the Second Amendment (the “Amendment”) to the Nine Energy Service, Inc. 2011 Stock Incentive Plan (as amended and restated effective February 28, 2017, the “Stock Plan). It is not expected that any additional matters will be brought before the Annual Meeting, but if other matters are properly presented, the persons named as proxies in the proxy card or their substitutes will vote in their discretion on such matters.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What Is the Purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will consider and vote upon the following matters:

•	Proposal 1: to elect three Class II directors to serve until the Company’s 2026 Annual Meeting of Stockholders or until their respective successors are elected and qualified;

•	Proposal 2: to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023; and

•	Proposal 3: to approve the Amendment to the Stock Plan.

We will also consider and vote upon any other business that is properly presented at the Annual Meeting (or any adjournments or postponements thereof). In addition, members of our management team will report on our business and financial performance during the year ended December 31, 2022, and respond to your questions regarding the same.

How Does the Board of Directors Recommend That I Vote?

The Board unanimously recommends that our stockholders vote:

•	Proposal 1: “FOR” the election of each of the nominees named herein to the Board;

•	Proposal 2: “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and

•	Proposal 3: “FOR” the approval of the Amendment to the Stock Plan.

Who Is Entitled to Vote at the Annual Meeting?

Only stockholders at the close of business on March 6, 2023, the record date, are entitled to attend the Annual Meeting in person. Seating is limited, and admission to the Annual Meeting will be on a first-come, first-served basis.

Stockholders of Record. If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly or to vote in person at the Annual Meeting. If you own common stock directly in the Company as of the record date, your name will be on a list and you will be able to gain entry to the Annual Meeting with a government-issued photo identification, such as a driver’s license, state-issued ID card or passport.

Street Name Stockholders. If your shares are held in a stock brokerage account or through a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name” (that is, shares held in the name of your broker, bank or other nominee) and your broker, bank or other nominee is considered the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtained a signed legal proxy from the stockholder of record giving you the right to vote the shares.

Entities. If you are the representative of an entity that owns common stock of the Company, you must present a government-issued photo identification, evidence that the entity has authorized you to act as its representative at the Annual Meeting and, if the entity is a street name stockholder, proof of the entity’s beneficial stock ownership as of the record date. Each entity that owns common stock of the Company may appoint only one representative to attend on its behalf.

Non-Stockholders. If you are not a stockholder of the Company and are not the representative of an entity that owns common stock of the Company, you will be entitled to admission only if you are a proxy holder attending in lieu of a stockholder of the Company. To gain entry, you must present a government-issued photo identification and either a valid proxy from a stockholder of record authorizing you to vote the stockholder’s shares or, if you are a proxy holder for a street name stockholder, a valid legal proxy from the record holder or the bank, broker or other nominee that holds shares on behalf of the street name stockholder and, if the legal proxy does not name you, proof that you are the street name stockholder’s valid proxy holder. Only one proxy holder may attend on behalf of a stockholder of the Company.

How Many Votes Can I Cast?

You are entitled to one vote for each share of our common stock you owned on the record date on each matter presented at the Annual Meeting.

How Do I Vote My Shares?

Stockholders of Record. If you are a stockholder of record, you may vote your shares or submit a proxy to have your shares voted by one of the following methods:

•

By Internet. You may submit a proxy electronically on the Internet by following the instructions on the proxy card you received by mail. Please have the proxy card in hand when you log onto the website. Internet voting facilities will be available 24 hours a day, 7 days a week, and will close at 11:59 p.m., Eastern Time, the day before the Annual Meeting.

•

By Telephone. You may submit a proxy by telephone (from the U.S. and Canada only) by using the toll-free number listed on the proxy card you received by mail. Please have the proxy card in hand when you call. Telephone voting facilities will be available 24 hours a day, 7 days a week, and will close at 11:59 p.m., Eastern Time, the day before the Annual Meeting.

•	By Mail. You may indicate your vote by completing, signing and dating the proxy card you received by mail and returning it to the Company in the enclosed reply envelope.

•

In Person. You may vote in person at the Annual Meeting by completing a ballot, which will be provided at the Annual Meeting. Please note that attending the Annual Meeting without completing a ballot will not count as a vote.

Street Name Stockholders. If your shares are held in “street name” (that is, in the name of your broker, bank or other nominee), you are considered the beneficial owner of shares held in “street name” (or the “street name stockholder”) and have the right to direct the stockholder of record how to vote by following one of the following methods:

•

By Internet, Telephone or Mail. You may vote by submitting your vote electronically on the Internet, by telephone or by mail if those options are made available to you by your broker, bank or other nominee in accordance with the instructions on the voting instruction form provided to you by your broker, bank or other nominee. Although most brokers, banks and other nominees offer these voting alternatives, availability and specific procedures vary.

•

In Person. You may vote in person at the Annual Meeting if you obtain a signed legal proxy from the stockholder of record of your shares giving you the right to vote the shares. Please refer to the voting instruction form or other information sent to you by the stockholder of record of your shares to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

Can I Revoke My Proxy or Change My Vote?

Stockholders of Record. If you are a stockholder of record, you may revoke your proxy or change your vote at any time before your shares are voted at the Annual Meeting by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy (via the Internet or telephone or by returning a proxy card) bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting will not automatically revoke your proxy unless you vote again during the Annual Meeting or specifically request that your prior proxy be revoked

Street Name Stockholders. If your shares are held in “street name” and you wish to change any of your previously provided voting instructions, you must follow the procedures on the voting instruction form provided to you by your broker, bank or other nominee.

Will My Shares Be Voted if I Do Not Provide My Proxy or Voting Instructions?

Stockholders of Record. If you are a stockholder of record, your shares will not be voted if you do not provide a proxy (via the Internet or telephone or by signing and returning a proxy card). Proxy cards that are signed and returned, but do not include voting instructions, will be voted by the proxy holders as recommended by the Board of Directors.

Street Name Stockholders. If your shares are held in “street name” and you do not provide voting instructions to your broker, bank or other nominee in advance of the Annual Meeting, your shares may be voted under certain circumstances. New York Stock Exchange (“NYSE”) rules provide that the organization that holds your shares may generally vote on “routine” proposals, such as the ratification of the selection of the independent registered public accounting firm. Where a proposal is not “routine,” an organization that has not received instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal, and the unvoted shares are referred to as “broker non-votes.” The election of directors and the approval of the Amendment to the Stock Plan are both considered non-routine matters, and therefore brokers, banks and other nominees cannot exercise discretionary authority regarding those proposals for beneficial owners who have not returned instructions to them.

What Is a Quorum?

A majority of the issued and outstanding shares of our common stock entitled to vote, present in person or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions, withheld votes and broker non-votes will be included in determining the presence of a quorum at the Annual Meeting.

What Vote Is Required to Elect Directors?

Directors are elected by a “plurality” voting standard, which means that the three nominees for director who receive the greatest number of votes cast at the Annual Meeting will be elected as directors. Cumulative voting is not permitted in the election of directors. You may vote “for” or “withhold” authority to vote for each of the nominees for the Board. Because the three nominees for director who receive the greatest number of votes cast at the Annual Meeting will be elected as directors, “withhold” votes and broker non-votes are not considered votes cast for the foregoing purpose and will not affect the outcome of the voting on director elections.

What Vote Is Required to Ratify the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year ending December 31, 2023?

Approval of the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 requires the affirmative vote of the majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on the matter. You may vote “for” or “against” this proposal, or you may abstain from voting on this proposal. Abstentions will count the same as votes against this proposal. We believe this proposal is a “routine” matter, and as a result, we do not expect there to be any broker non-votes for this proposal.

What Vote Is Required to Approve the Amendment to the Stock Plan?

Approval of the Amendment to the Stock Plan requires the affirmative vote of the majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote “for” or “against” this proposal, or you may abstain from voting on this proposal. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the vote for this proposal.

Whom Should I Contact with Questions about the Proxy Materials or the Annual Meeting?

If you have any questions about the proxy materials or the Annual Meeting, please contact Nine Energy Service, Inc. at 2001 Kirby Drive, Suite 200, Houston, Texas 77019, Attn: Secretary or by email at Investors@nineenergyservice.com.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board is currently comprised of nine members. Our directors are divided into three classes serving staggered three-year terms with three members in each class. Class I, Class II and Class III directors serve until our annual meetings of stockholders in 2025, 2023 and 2024, respectively, or until his or her successor is elected and qualified, unless ended earlier due to his or her death, resignation or removal from office. Scott E. Schwinger, Gary L. Thomas and Andrew L. Waite are assigned to Class II and are standing for election at the Annual Meeting. David C. Baldwin, Curtis F. Harrell and Darryl K. Willis are assigned to Class I, and Mark E. Baldwin, Ernie L. Danner and Ann G. Fox are assigned to Class III. At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms have expired.

The Board, based on the recommendation of the Nominating, Governance and Compensation Committee, proposed that the following three nominees be elected at the Annual Meeting, each of whom if elected will hold office until our annual meeting of stockholders in 2026 or until his successor shall have been elected and qualified:

•	Scott E. Schwinger
•	Gary L. Thomas
•	Andrew L. Waite

Each of the nominees is currently a director of the Company. Biographical information for each nominee is contained in the “Directors and Executive Officers” section below.

Although the Board expects that the three nominees will be willing and available to serve as directors, if any of them should be unwilling or unable to serve, the Board may decrease the size of the Board or may designate substitute nominees, and the proxies will be voted in favor of any such substitute nominees.

Vote Required

The election of directors in this Proposal No. 1 requires the affirmative vote of a plurality of the votes validly cast at the election. You may vote “for” or “withhold” authority to vote for each of the nominees for the Board. Because the three nominees for director who receive the greatest number of votes cast at the Annual Meeting will be elected as directors, “withhold” votes and broker non-votes are not considered votes cast for the foregoing purpose and will not affect the outcome of the voting on director elections.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH NOMINEE.

DIRECTORS AND EXECUTIVE OFFICERS

Immediately after the Annual Meeting, assuming the stockholders elect the nominees of the Board as set forth in “Proposal 1—Election of Directors” above, the executive officers of the Company and the Company’s Board will be the following:

Name	Age	Position	Director Class	Independent
Ann G. Fox	46	President, Chief Executive Officer and Director	Class III	No
Ernie L. Danner	68	Chairman of the Board	Class III	Yes
David C. Baldwin	60	Director	Class I	Yes
Mark E. Baldwin(1)	69	Director	Class III	Yes
Curtis F. Harrell(1)(2)	59	Director	Class I	Yes
Scott E. Schwinger(2)	58	Director	Class II	Yes
Gary L. Thomas(1)(2)	73	Director	Class II	Yes
Andrew L. Waite	62	Director	Class II	Yes
Darryl K. Willis(1)(2)	53	Director	Class I	Yes
David Crombie	49	Executive Vice President and Chief Operating Officer
Guy Sirkes	37	Senior Vice President and Chief Financial Officer
Theodore R. Moore	45	Senior Vice President, General Counsel and Secretary

(1)     Member of the Audit Committee.

(2)     Member of the Nominating, Governance and Compensation Committee.

In evaluating the nominees for the Board of Directors, the Board and the Nominating, Governance and Compensation Committee took into account the qualities they seek for directors, as discussed below under “Corporate Governance” and “Board Meetings and Committees,” and the directors’ individual qualifications, skills, and background that enable the directors to effectively and productively contribute to the Board’s oversight of the Company. These individual qualifications and skills are included below in each nominee’s biography. There are no family relationships among any of our directors or executive officers, except that Mr. David Baldwin and Mr. Mark Baldwin are brothers.

BOARD LEADERSHIP

Ann G. Fox, President, Chief Executive Officer and Director (Class III Director). Ms. Fox has served as the President, Chief Executive Officer and Director of the Company since July 2015, and from February 2013 to July 2015, Ms. Fox served the Company as Chief Financial Officer and Vice President, Strategic Development. In addition, Ms. Fox served as the Interim Chief Financial Officer of the Company from September 2017 to December 2017 and previously served in such capacity from July 2015 through April 2017. From December 2008 to February 2013, Ms. Fox served in various positions with SCF Partners, a private equity firm specializing in investments in the energy services industry. Ms. Fox became a Managing Director of SCF Partners in December 2012. Prior to joining SCF Partners, Ms. Fox served in the United States Marine Corps. During her service, Ms. Fox worked with a small team embedded in the South of Iraq in order to ensure Iraqi Security Force combat operations were consistent with the application of US counterinsurgency tactics. Ms. Fox has also served as an Investment Banking Analyst for both Prudential Securities and Warburg Dillon Read in New York. Ms. Fox holds a Bachelor of Science in Diplomacy and Security in World Affairs from Georgetown University’s Walsh School of Foreign Service and an M.B.A. from the Harvard Business School. Ms. Fox also currently serves on the board of the Devon Energy Corporation, which she joined in June 2019, is a director at the American Petroleum Institute, is a member of Rice University’s Baker Institute for Public Policy, is a member of the National Petroleum Council and is on the board of trustees of Groton School.

We believe that Ms. Fox’s leadership experience, industry experience and deep knowledge of our business and our customers make her well qualified to serve as a member of the Board of Directors.

Ernie L. Danner (Class III Director; Chairman of the Board). Mr. Danner has served as the Company’s Chairman of the Board since the consummation of the merger of Beckman Production Services, Inc. with and into the Company on February 28, 2017. From 1998 until his retirement in October 2011, Mr. Danner was employed by Universal Compression Holdings, Inc., which became Exterran Holdings, Inc. following a merger with Hanover Compressor Company in August 2007. Mr. Danner joined Universal Compression Holdings in 1998 as its Chief Financial Officer and served in various positions of increasing responsibility, including as Chief Operating Officer from July 2006 through August 2007. From August 2007 to October 2011, Mr. Danner served as a director of Exterran Holdings and of Exterran GP, LLC, and beginning in July 2009, he also served as President and Chief Executive Officer of both companies. Mr. Danner served as a director at Copano Energy, L.L.C. from 2004 to 2013. Mr. Danner holds a Bachelor of Arts degree and a Master of Arts degree in Accounting from Rice University. In 2011, Mr. Danner joined Beckman Production Services, Inc., which, prior to the merger of Beckman with and into the Company, operated as a well services company, where he served as the President, Chief Executive Officer and Chairman until the merger of the Company in February 2017.

We believe that Mr. Danner’s extensive leadership, financial and operational experience in the energy industry, particularly with respect to his leadership involvement in Beckman Production Services, Inc., make him well qualified to serve as our Chairman of the Board.

David C. Baldwin, Director (Class I Director). Mr. Baldwin has served as a Director of the Company since February 28, 2017 and served on Beckman Production Services, Inc.’s board of directors prior to its merger with and into the Company on that date. Mr. David C. Baldwin serves as a Partner of SCF Partners since April 2014 and has served as its Managing Director since 1999. Mr. Baldwin is responsible for overseeing SCF’s Energy Transition Strategy and for creating investment platforms around emerging energy trends. Mr. Baldwin joined SCF Partners in 1991. From September 2002 to April 2004, he served as President and Chief Executive Officer of Integrated Production Services, Ltd. He served as Chief Financial Officer and Vice President of ION Geophysical Corporation from June 1999 to January 2000. He started his career as a Drilling and Production Engineer with Union Pacific Resources. He currently serves on the Board of Directors of TD Williamson, Inc. and is a Trustee of The Center, The Center Foundation, and The Baylor College of Medicine, and he previously served on the board of directors of Select Energy Services, Inc. (NYSE: WTTR) from November 2017 to November 2022 and on the board of directors of Forum Energy Technologies, Inc. (NYSE: FET) from August 2010 to March 2021. Mr. Baldwin received a B.S. degree in Petroleum Engineering in 1985 and M.B.A. degree, both from the University of Texas at Austin.

We believe that Mr. Baldwin’s experience in the private equity industry, board experience and overall knowledge of our business and operational strategy make him well qualified to serve as a member of the Board of Directors. Further, his service as a Partner of the ultimate general partner of our largest stockholder provides a valuable perspective into its insights and interests.

Mark E. Baldwin, Director (Class III Director). Mr. Baldwin has served as a Director of the Company since May 10, 2013. Mr. Baldwin has been a Director of KBR, Inc. (NYSE: KBR), since October 3, 2014 and Director of TETRA Technologies, Inc. (NYSE: TTI), since January 16, 2014. He served as a Director of Seahawk Drilling, Inc. from 2009 to 2011. He served as the Chief Financial Officer and Executive Vice President of Dresser-Rand Group Inc. from 2007 to 2013 and as the Chief Financial Officer, Executive Vice President and Treasurer of Veritas DGC Inc. from 2004 to 2007. From 2003-2004 he was an Operating Partner of First Reserve Corporation. He served as the Chief Financial Officer and Executive Vice President of Nextiraone, LLC from 2001 to 2002. He served as Chairman of the Board of Pentacon, Inc. from November 1997 to 2001 and served as its Chief Executive Officer from September 1997 to 2001. From 1980 to 1997, he served in a variety of finance and operations positions with Keystone International Inc., including Treasurer, Chief Financial Officer and President of the Industrial Valves and Controls Group. For the three years ending in 1980, he served as an Accountant with a national accounting firm. Mr. Baldwin holds a B.S. in Mechanical Engineering from Duke University and an MBA from Tulane University.

We believe that Mr. Baldwin’s financial and operational experience with public companies and his extensive knowledge of the energy industry make him well qualified to serve as a member of the Board of Directors.

Curtis F. Harrell, Director (Class I Director). Mr. Harrell has served as a Director of the Company since the consummation of the merger of Beckman Production Services, Inc. with and into the Company on February 28, 2017. Mr. Harrell currently serves as President and Chief Executive Officer of Citation Oil & Gas Corp., one of the largest privately-held independent oil & gas acquisition, development and production companies in the United States. Mr. Harrell joined Citation in 2002 where he took on the position of Executive Vice President and Chief Financial Officer. In 2004, Mr. Harrell was promoted to President, Chief Operating and Financial Officer and in 2008, Mr. Harrell was named President and Chief Executive Officer. He served as Executive Vice President and Chief Financial Officer of Brigham Exploration Company from 1998 to 2002. From 1996 to 1998, Mr. Harrell served as Executive Vice President and Partner at R. Chaney & Company, Inc., where he managed R. Chaney & Company, Inc.’s investment origination efforts in the U.S., focusing on investments in corporate equity securities of energy companies in the exploration and production and oilfield service industry segments. From 1994 to 1996, Mr. Harrell served as Director of Domestic Corporate Finance for Enron Capital & Trade Resources, Inc., where he was responsible for initiating and executing a variety of debt and equity financing transactions for independent exploration and production companies. Before Enron Capital & Trade Resources, Mr. Harrell spent eight years working in corporate finance and reservoir engineering positions for two public independent exploration and production companies, Kelley Oil & Gas Corporation and Pacific Enterprises Oil Company, Inc. He previously served as a Director of Carlile Bancshares, Inc. from 2010 to 2017, as a Director of Brigham Exploration Co. from 1999 to 2003, and as a member of Yellowstone Academy Board of Directors, the premier school in Houston’s Historic Third Ward Community. Mr. Harrell has over twenty-eight years of experience in corporate finance and management. Mr. Harrell holds a B.S. in Petroleum Engineering from the University of Texas at Austin and M.B.A. from Southern Methodist University.

We believe that Mr. Harrell’s extensive experience as an executive officer of other oil and natural gas companies, and his strategic, operational and financial expertise in the oil and natural gas industry make him well qualified to serve as a member of the Board of Directors.

Scott E. Schwinger (Class II Director). Mr. Schwinger was appointed as a Director of the Company on May 25, 2017. Mr. Schwinger is the President of McNair Interests. For the past 25 plus years, Mr. Schwinger has held positions with various companies previously owned, directly or indirectly, by Robert C. McNair, including President of Palmetto Partners Ltd. and RCM Financial Services, L.P., Senior Vice President and Chief Financial Officer for the Houston Texans, a National Football League franchise, and Vice President of Cogen Technologies. In April 2010, he was named President of The McNair Group (which became McNair Interests in 2018). In his role, he oversees the investment and management activities for the McNair group of companies which include portfolios of public and private equities, a private trust company, several foundations and various other operating companies. Mr. Schwinger serves on the board of directors of The Make-A-Wish Foundation and the Salient Capital complex of mutual funds. Mr. Schwinger received an M.B.A. from the University of Texas at Austin and a B.A. in mathematics from Vanderbilt University.

We believe that Mr. Schwinger’s broad experience as an executive officer and proven financial expertise make him well qualified to serve as a member of the Board of Directors.

Gary L. Thomas (Class II Director). Mr. Thomas has served as a Director of the Company since March 15, 2013. Mr. Gary L. Thomas was President and Chief Operating Officer of EOG Resources, Inc. (NYSE: EOG), a petroleum and natural gas exploration company, until December 31, 2018 when he retired from that position. Mr. Thomas served as a Senior Executive Vice President of Operations at EOG Resources from February 2007 to September 2011. He served as Executive Vice President, Operations of EOG Resources from 2002 to 2007 and served as its Executive Vice President, North American Operations from 1998 to 2002. Prior to those positions, he served as Senior Vice President and General Manager of EOG’ s Midland Division. Mr. Thomas joined a predecessor of EOG Resources in July 1978. He holds a Petroleum Engineering degree from The University of Texas at Austin and a Master’s degree in Engineering Management from The University of Tulsa.

We believe that Mr. Thomas’ experience in the oil and gas industry, the perspective he brings as a result of his long tenure as an executive of a public company, and his valuable insight as a result of his long history as a customer for the oilfield services industry make him well qualified to serve as a member of the Board of Directors.

Andrew L. Waite (Class II Director). Mr. Waite has served as a Director of the Company since February 28, 2013. He served as Chairman of the Company’s Board from February 2013 until the consummation of the merger of Beckman Production Services, Inc. with and into the Company. Mr. Waite is Managing Partner of SCF GP LLC, the ultimate general partner of SCF-VII, L.P. and SCF-VII(A), L.P., and has been an officer of that company since October 1995. He was previously Vice President of Simmons & Company International, where he served from August 1993 to September 1995. From 1984 to 1991, Mr. Waite held a number of engineering and project management positions with the Royal Dutch/Shell Group, an integrated energy company. Mr. Waite currently serves on the board of directors of National Energy Services Reunited Corp. (NYSE: NESR), a position he has held since May 2018. Mr. Waite previously served on the board of directors of each of Forum Energy Technologies, Inc. (NYSE: FET), a provider of value added products and solutions to the oil, natural gas, industrial and renewable energy industries, from 2010 to March 2021; Atlantic Navigation Holdings (Singapore) Limited (SGX: 5UL), a provider of offshore marine services, from 2016 to 2018; Complete Production Services, Inc., a provider of specialized oil and gas completion and production services, from 2007 to 2009; Hornbeck Offshore Services, Inc., a provider of marine services to exploration and production oilfield service, offshore construction and military customers, from 2000 to 2006; and Oil States International, Inc. (NYSE: OIS), a diversified oilfield services and equipment company, from 1995 through 2006. Mr. Waite received an M.B.A. with High Distinction from the Harvard University Graduate School of Business Administration, an M.S. degree in Environmental Engineering Science from California Institute of Technology and a BSc degree with First Class Honours in Civil Engineering from England’s Loughborough University of Technology.

We believe that Mr. Waite’s extensive public company experience in the energy sector, in particular in the oilfield services industry, and his experience in identifying strategic growth trends in the energy industry and evaluating potential transactions make him well qualified to serve as a member of the Board of Directors. Further, his service as a Managing Partner of the ultimate general partner of our largest stockholder provides a valuable perspective into its insights and interests.

Darryl K. Willis, Director (Class I Director). Darryl K. Willis was appointed to the Company’s Board on August 9, 2018. Mr. Willis has served as Vice President of the Energy Industry at Microsoft since September 2019, where he is Microsoft’s thought leader in the energy space and leads their go to market and solution approach to drive digital transformation with energy companies. Prior to joining Microsoft, Mr. Willis worked with Google Cloud where he served as Vice President of Oil, Gas and Energy. From January 2015 to December 2017, Mr. Willis served as President and Chief Executive Officer for BP p.l.c.’s (NYSE: BP) Angola division. BP is a British multinational oil and gas company. He also served as Senior Vice President and Deputy Head of Subsurface for BP from July 2012 to January 2017. Mr. Willis currently serves on the Board of Directors of Dril-Quip, Inc. (NYSE:DRQ). Mr. Willis holds a Bachelor of Science from Northwestern State University, a Master of Science in Management from the Stanford University Graduate School of Business and a Master of Science in Geology and Geophysics from the University of New Orleans.

Mr. Willis’ extensive technical expertise, leadership experience and impressive track record of leading businesses to growth with a focus on technology in the industry make him well qualified to serve as a member of the Board of Directors.

Board Background and Diversity

The below table lists certain attributes about our directors’ background and diversity.

TENURE/AGE/GENDER
Years on the Board	7	6	6	10	6	6	10	10		4
Age	46	68	60	69	59	58	73	62		53
Gender	F	M	M	M	M	M	M	M		M
DIVERSITY
Racially/Ethnically Diverse									✓

Corporate Governance

General

Board Leadership. The Board is responsible for oversight of the Company and management. The Chairman of the Board is selected by the Board and the current Chairman is Ernie L. Danner, who is a non-employee director. Mr. Danner presides at all meetings of the Board, including executive sessions of the non-employee directors, subject to extraordinary circumstances. The Board has the flexibility to determine whether the roles of Chairman of the Board and Chief Executive Officer should be combined or separate. The offices of Chairman of the Board and Chief Executive Officer are currently separated. The positions of the Chairman of the Board and the Chief Executive Officer are not held by the same person and the Chairman of the Board is not an employee of the Company. The Board views this separation as a means to allow the Board to fulfill its role in risk oversight through a collaborative, yet independent, interaction with Company management.

Director Independence. As a public company, we are required to comply with the rules of the NYSE and are subject to the rules and regulations of the SEC, including Sarbanes-Oxley. The NYSE rules require listed companies to have a board of directors with at least a majority of independent directors. Additionally, each of the Audit Committee and Nominating, Governance and Compensation Committee are required to be comprised solely of independent directors, as that term is defined by the applicable rules and regulations of the NYSE and SEC. Rather than adopting its own categorical standards, each year our Board assesses director independence on a case-by-case basis, in each case consistent with the applicable rules and regulations of the SEC and the NYSE. After reviewing all relationships each director may have directly and indirectly with the Company and its management, our Board has affirmatively determined that each of Messrs. D. Baldwin, M. Baldwin, Danner, Harrell, Schwinger, Thomas, Waite and Willis has no material relationships with the Company and, therefore, is “independent” as defined under the applicable NYSE rules and guidance. Ms. Fox, our President and Chief Executive Officer, is not considered to be “independent” because of her employment position with the Company. In addition, each of Messrs. M. Baldwin, Danner, Harrell, Thomas, Schwinger and Willis have been affirmatively determined by the Board to be independent under SEC rules and NYSE listing standards for the purposes of Audit Committee service. Moreover, each of Messrs. D. Baldwin, M. Baldwin, Danner, Harrell, Thomas, Schwinger, Waite and Willis have been affirmatively determined by the Board to be independent under SEC rules and NYSE listing standards for the purposes of Nominating, Governance and Compensation Committee service.

Risk Oversight. The Board believes that risk management is an integral part of setting and implementing our business strategy, which includes, among other things, identifying and assessing the risks and opportunities facing the Company. It is management’s responsibility to manage the Company’s risk exposure and potential impact of the many risks that are associated with our business and a primary function of our Board is to assist and oversee management in this effort. The Board, as a whole and also at the committee level, has oversight responsibility. The Board’s committees assist the Board in fulfilling its oversight responsibilities with respect to risks within its areas of responsibilities, as further discussed below. We believe the Board’s role in risk oversight is consistent with the Company’s leadership structure (as discussed under the heading “—Board Leadership”), with the CEO and other members of senior management having direct responsibility for risk management, and the remaining directors involved in providing oversight of management’s efforts to reduce, mitigate or eliminate the risks that we face.

The primary means by which the Board and its designated committees oversees our risk management structure and policies is through its regular communications with management and our internal audit department. In connection with our quarterly Board meetings, the full Board (or the appropriate Committee in the case of risks that are under the purview of a particular Committee) receives regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic risks. The Chair of each of the Committees will discuss and review significant matters with management outside of the quarterly Board meetings as needed. When a Committee receives a separate report or the Chairman has separate discussions, the Committee Chairman may discuss that report with the full Board.

As part of its charter, the Audit Committee is responsible for reviewing and discussing our policies with respect to risk assessment and risk management generally, and also specifically with respect to financial reporting, internal controls and accounting matters, legal, tax and regulatory compliance and the internal audit function. The Audit Committee is responsible for ensuring that an effective risk assessment process is in place, and quarterly reports are made to the Audit Committee on material risks facing the Company. Upon request, both the full Board and Audit Committee may receive reports from those executive officers who are deemed responsible for particular risks due to being in a position that makes them most likely to be able to impact the effects of such risks. The Audit Committee also oversees our internal audit department, which is responsible for monitoring the Company’s adherence to our significant corporate policies and internal controls.

Our Nominating, Governance and Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation and benefits policies and programs. Our Nominating, Governance and Compensation Committee also assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with corporate governance, Board organization, membership and structure and succession planning for our Chief Executive Officer and other members of senior management.

Oversight of Strategy. Oversight of the Company’s business strategy and strategic planning is a key responsibility of the Board. The Board believes that overseeing and monitoring strategy is a continuous process and takes a multilayered approach in exercising its duties. The Board is committed to oversight of the Company’s business strategy and strategic planning, including work embedded in the Board committees, regular Board meetings and a dedicated meeting each year to focus on strategy. This ongoing effort enables the Board to focus on Company performance over the short, intermediate and long term, as well as the quality of operations. In addition to financial and operational performance, non-financial measures, including sustainability goals, are discussed regularly by the Board and Board committees.

While the Board and its committees oversee strategic planning, Company management is charged with executing the business strategy. To monitor performance against the Company’s strategic goals, the Board receives regular updates and actively engages in dialogue with our Company’s senior leaders. The Board’s oversight and management’s execution of business strategy are viewed with a long-term mindset and a focus on assessing both opportunities for and potential risks to the Company.

Corporate Governance Documents. Please visit our investor relations website at https://investor.nineenergyservice.com, “Corporate Governance,” for additional information on our corporate governance, including:

•	our Third Amended and Restated Certificate of Incorporation and Fourth Amended and Restated Bylaws (our “Bylaws”);

•

our Corporate Governance Guidelines, which includes policies on stockholder communications with the Board, director qualification standards and responsibilities, meetings of the Board, director attendance at our annual meetings, management evaluation and succession planning;

•	our Corporate Code of Business Conduct and Ethics and our Financial Code of Ethics; and

•	the charters approved by the Board for the Audit Committee and the Nominating, Governance and Compensation Committee.

ESG Strategy. During 2022 the Board expanded its focus on environmental, social and corporate governance (“ESG”) priorities. In addition to maintaining robust FCPA, Export-Import Sanctions, Code of Conduct and related corporate governance policies, the Board engaged an outside consultant to help identify material indicators and gather internal data to work toward establishing achievable and measurable environmental and emissions reduction programs. During 2022 the Company commenced the formulation and quantification of an achievable and impactful three-year plan to track and reduce emissions reductions attributable to the Company’s products and services. Pursuant to such plan, in 2022 the Board approved the allocation of capital for the successful development and deployment of electric powered wireline units. Additionally, the Board continued its focus on the production and sale of dissolvable plugs, significantly reducing emissions per wellbore for our customers. In 2023 the Board is focusing on the quantification of emissions, fuel consumption, and water and waste handling, with a plan to establish accurate reporting that it expects to provide to constituents over the course of the next two years. In addition, in 2023 we adopted a Human Rights Policy for implementation over the course of the year, and we intend to focus in further increasing transparency on safety and employee-related data for constituents.

Board Meetings and Committees

The Board meets regularly during the year, and holds special meetings and acts by unanimous written consent whenever circumstances require. During 2022, there were eight meetings of the Board. All incumbent directors attended at least 75% of such aggregate meetings of the Board and any committees on which they served occurring during 2022. Directors are encouraged to attend the Company’s annual meetings of stockholders, and each director attended the Company’s 2022 annual meeting of stockholders.

The Board has established an Audit Committee and a Nominating, Governance and Compensation Committee, each of which is comprised entirely of directors who meet the applicable independence requirements of the NYSE rules and SEC rules applicable to such committee membership. The Committees keep the Board informed of their actions and provide assistance to the Board in fulfilling its oversight responsibility to stockholders. The table below provides current Committee membership information as well as meeting information for the last fiscal year.

Name	Audit Committee	Nominating, Governance and Compensation Committee
Mark E. Baldwin	X*
Curtis F. Harrell	X	X
Scott E. Schwinger		X*
Gary L. Thomas	X	X
Darryl K. Willis	X	X
Total Meetings in 2022	4	4

*	Committee Chair

The functions performed by these Committees, which are set forth in more detail in their charters, are summarized below.

Audit Committee. Our Audit Committee consists of Messrs. M. Baldwin, Harrell, Thomas and Willis, each of whom the Board has affirmatively determined is independent under SEC rules and NYSE listing standards. As required by the SEC rules and NYSE listing standards, the Audit Committee consists solely of independent directors. SEC rules also require that a public company disclose whether or not its audit committee has an “audit committee financial expert” as a member. An “audit committee financial expert” is defined as a person who, based on his or her experience, possesses the attributes outlined in such rules. Our Board determined that Messrs. M. Baldwin, Harrell, Thomas and Willis each satisfy the definition of “audit committee financial expert.”

The Audit Committee oversees, reviews, acts on and reports on various auditing and accounting matters to our Board, including: the selection of our independent accountants, the scope of our annual audits, fees to be paid to the independent accountants, the performance of our independent accountants and our accounting practices. In addition, the Audit Committee oversees our compliance programs relating to legal and regulatory requirements. We adopted an Audit Committee charter defining the Committee’s primary duties in a manner consistent with the rules of the SEC and the listing standards of the NYSE, which is available on our investor relations website, as discussed above.

Nominating, Governance and Compensation Committee. Our Nominating, Governance and Compensation Committee consists of Mr. Schwinger, Harrell, Thomas and Willis, each of whom the Board has affirmatively determined is independent under SEC Rules and NYSE listing standards. This Committee identifies, evaluates and recommends qualified nominees to serve on our Board; develops and oversees our internal corporate governance processes; and maintains a management succession plan. This Committee also oversees the process by which salaries, incentives and other forms of compensation for officers and other employees are established and administers our incentive compensation plan. We adopted a Nominating, Governance and Compensation Committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and the listing standards of the NYSE, which is available on our investor relations website, as discussed above.

Our Nominating, Governance and Compensation Committee has the authority to engage a compensation consultant at any time if it determines that it would be appropriate to consider the recommendations of an independent outside source. During 2022, the Nominating, Governance and Compensation Committee chose to engage Compensation Advisory Partners (“CAP”), an independent compensation consultant. CAP reviewed both our executive compensation program and our non-executive director compensation program for 2022 and produced year-end compensation reports for the Nominating, Governance and Compensation Committee in the second quarter of 2022. These reports were utilized by the Nominating, Governance and Compensation Committee when making certain salary, incentive and year-end compensation decisions for the executives and the non-executive directors for 2022.

Our Nominating, Governance and Compensation Committee has the authority to delegate to its Chair, any one of its members, or any subcommittee it may form, the responsibility and authority for any particular matter, as it deems appropriate from time to time under the circumstances. No executive officer except the Chief Executive Officer is present for or has input into the Nominating, Governance and Compensation Committee’s decisions regarding specific compensation awarded to members of executive management.

Director Nominations. Our Nominating, Governance and Compensation Committee considers candidates for director who are recommended by its members, by other Board members, by stockholders, and by management. To assist it in identifying director candidates, the Nominating, Governance and Compensation Committee is also authorized to retain, at the expense of the Company, third party search firms and legal, accounting, or other advisors, including for purposes of performing background reviews of potential candidates.

Director Tenure and Composition. The Board does not have a mandatory retirement age or term limits for directors. We believe our stockholders benefit from continuity of directors. To ensure the Board continues to generate new ideas and operate effectively, the Nominating, Governance and Compensation Committee discusses individual Board member performance and takes steps as necessary regarding continuing director tenure. The Nominating, Governance and Compensation Committee considers each director’s age and length of tenure when considering Board composition and seeks to maintain a balance of experience and continuity, along with fresh perspectives.

Among the qualifications and skills of a candidate considered important by the Nominating, Governance and Compensation Committee are:

•	personal and professional integrity, including commitment to the Company’s core values;

•	relevant skills and experience;

•	independence under applicable standards;

•	business judgment;

•	service on boards of directors of other companies;

•	openness and ability to work as part of a team;

•	willingness to commit the required time to serve as a Board member; and

•	familiarity with the Company and its industry.

While the Company’s Corporate Governance Guidelines do not prescribe diversity standards, as a matter of practice, the Nominating, Governance and Compensation Committee considers diversity in the context of the Board’s composition as a whole, taking into account personal characteristics and experiences of current and prospective directors in order to facilitate Board deliberations that reflect an appropriate range of perspective. The Board believes that its current composition reflects the effectiveness of this approach. When evaluating re-nomination of existing directors, the Nominating, Governance and Compensation Committee also considers the nominees’ past Board and committee meeting attendance and performance, length of Board service and their independence under the applicable standards. The Nominating, Governance and Compensation Committee believes that each of the director nominees for the Annual Meeting possesses these attributes.

The Nominating, Governance and Compensation Committee evaluates director candidates recommended by stockholders in the same way that it evaluates candidates recommended by its members, other members of the Board, or other persons. Stockholders wishing to submit recommendations for director candidates for consideration by the Nominating, Governance and Compensation Committee must provide the following information in writing to the attention of the Secretary of the Company by certified or registered mail:

•	the name, age, business address and residence address of the nominee and the name and address of the stockholder making the nomination;

•	the principal occupation or employment of the nominee;

•	the number of shares of each class or series of our capital stock beneficially owned by the nominee and the stockholder and the period for which those shares have been owned; and

•	any other information the stockholder may deem relevant to the Nominating, Governance and Compensation Committee’s evaluation.

To be considered by the Nominating, Governance and Compensation Committee for the 2024 Annual Meeting of Stockholders, a director candidate recommendation must be received by the Secretary of the Company no earlier than the close of business on January 5, 2024 and no later than the close of business on February 5, 2024.

Communications with the Board

Our Board welcomes communications from our stockholders and other interested parties. Stockholders and any other interested parties may send communications to our Board, any committee of our Board, the Chairman of our Board or to any director in particular, by writing to:

Nine Energy Service, Inc.

2001 Kirby Drive, Suite 200

Houston, Texas 77019

Attn: General Counsel

Stockholders and any other interested parties should mark the envelope containing each communication as “Stockholder Communication with Directors” and clearly identify the intended recipient(s) of the communication.

Our General Counsel will review each communication received from stockholders and other interested parties and will forward the communications, as expeditiously as reasonably practicable, to the addressees if: (1) the communication complies with the requirements of any applicable policy adopted by our Board relating to the subject matter of the communication and (2) the communication falls within the scope of matters generally considered by our Board.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

Under the rules and regulations of the SEC and NYSE, the Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm. In addition, the Audit Committee oversees the work of our independent registered public accounting firm, considers the independence of such accounting firm and participates in the selection of such firm’s lead engagement partner. The Audit Committee has appointed and, as a matter of good corporate governance, is requesting ratification by our stockholders of the appointment of, PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023. PwC has served as our or our predecessor’s independent registered public accounting firm since 2011. The Audit Committee considered a number of factors in determining whether to re-engage PwC as the Company’s independent registered public accounting firm, including the length of time the firm has served in this role, the firm’s professional qualifications and resources, the firm’s past performance, and the firm’s capabilities in handling the breadth and complexity of our business, as well as the potential impact of changing independent auditors.

The Board of Directors and the Audit Committee believe that the continued retention of PwC as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. If stockholders do not ratify the selection of PwC, the Audit Committee may reconsider its selection of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2023, but the Audit Committee may also elect to retain PwC. In addition, if stockholders ratify the selection of PwC as independent registered public accounting firm, the Audit Committee may nevertheless periodically request proposals from the major registered public accounting firms and as a result of such process may select PwC or another registered public accounting firm as our independent auditors.

Audit and Other Fees

The table below sets forth the aggregate fees billed by PwC, the Company’s independent registered public accounting firm, for the last two fiscal years (in millions):

	2022	2021
Audit Fees(1)	$1.6	$1.2
Audit-Related Fees	—	—
Tax Fees	0.1	—
All Other Fees	—	—

Total Fees	$1.7	$1.2

(1)

Audit Fees consist of the aggregate fees billed for professional services rendered for audit procedures performed with regard to the Company’s annual consolidated financial statements, including reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit Committee pre-approval of audit and non-audit services provided by our independent auditor is not required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee. The Chairman of the Audit Committee has the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting.

The Audit Committee or Chairman of the Audit Committee, as applicable, approved or pre-approved 100% of the services described in the table set forth above for the years ended December 31, 2022 and 2021. The duties of the Audit Committee are described in the Audit Committee Charter that is posted on the Company’s website at www.nineenergyservice.com under the heading “Investors” and the subheading “Corporate Governance.”

Representatives of PwC are expected to attend the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions from stockholders.

Vote Required

Approval of this Proposal No. 2 requires the affirmative vote of the majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on the matter. You may vote “for” or “against” this proposal, or you may abstain from voting on this proposal. Abstentions will count the same as votes against this proposal. We believe this proposal is a “routine” matter, and as a result, we do not expect there to be any broker non-votes for this proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

PROPOSAL 3—APPROVAL OF THE SECOND AMENDMENT TO THE 2011 STOCK INCENTIVE PLAN

Overview

At the Annual Meeting, our stockholders will be asked to approve the Second Amendment (the “Amendment”) to the Nine Energy Service, Inc. 2011 Stock Incentive Plan, as amended and restated effective February 28, 2017, which we refer to herein as the “Stock Plan,” which Amendment would:

•

increase the number of shares of common stock available for issuance pursuant to equity or equity-based awards granted under the Stock Plan to ensure the Company has an adequate number of shares available in connection with its compensation programs;

•	prohibit liberal share recycling with respect to options and stock appreciation rights;

•	expressly prohibit the payment of dividends on unvested awards for all equity award types; and

•	clarify that the vesting of time-based and performance-based equity awards will not be automatically accelerated solely as a result of a Corporate Change in which awards are assumed or substituted.

The following summary of the material terms of the Stock Plan, as amended to reflect the Amendment, is qualified by reference to the full text of (i) the Stock Plan, a copy of which is incorporated by reference to Exhibit 10.10 of the Company’s Registration Statement on Form S-1 filed on May 2, 2017 (File No. 333-217601), (ii) the First Amendment, which is included as Annex A to the Proxy Statement filed on March 8, 2021 and (iii) the Second Amendment, which is included with this Proxy Statement as Annex A.

Background

The use of stock- and cash-based awards under the Stock Plan has been a key component of our compensation program since its original adoption. Our stockholders originally approved the Stock Plan prior to our initial public offering. The Company believes approval of the Amendment will give the Company flexibility to make grants of stock and stock-based awards under the Stock Plan over the next several years in amounts determined appropriate by the Board or the Nominating, Governance and Compensation Committee, which administers the Stock Plan. This timeline is an estimate, and our expected equity grant practices are subject to change in the future. Our equity grant practices could be affected by, among other things, the future price of our common stock, the number of employees employed, including potential new hires, the equity award grant practices and amounts of our peer companies and other competitors, and general industry or market practices. As of March 1, 2023, the closing market price of our common stock was $10.21 per share, as reported on the New York Stock Exchange, and the Company had 171,121 shares of common stock that remained available for issuance pursuant to awards granted under the Stock Plan.

The Amendment will allow the Company to continue to grant equity and equity-based compensation awards to its employees and directors by increasing the number of shares of the Company’s outstanding common stock available under the Stock Plan by 2,000,000 shares. As of March 1, 2023, the total number of shares of the Company’s outstanding common stock was 34,721,266. If the Amendment is approved, the potential dilution from outstanding awards and shares available for future awards under the Stock Plan would be approximately 4.9%. This percentage is calculated on a fully diluted basis by dividing the total shares underlying outstanding equity awards as of March 1, 2023 plus the shares available for future awards under the Stock Plan (together, the numerator) by the total shares of common stock outstanding as of March 1, 2023 plus the number of shares in the numerator. Please see “—Description of the Stock Plan—Shares subject to the Stock Plan and limitations on awards to individual participants” for additional information regarding the number of additional shares being requested under the Amendment. The Company’s three-year average burn rate as of December 31, 2022 was 3.6%. This percentage is calculated by dividing the total shares underlying equity awards granted in a year by the weighted average shares outstanding during the year.

The Amendment will not be implemented unless approved by our stockholders. If the Amendment is not approved by stockholders, the Stock Plan will remain in effect in its present form, and it is anticipated that the Company will continue to grant awards thereunder until the share reserve under the Stock Plan is exhausted.

Key Features of the Stock Plan

•	No automatic award grants are promised to any eligible individual;

•

Awards assumed by a successor in connection with a change in control will not vest solely as a result of the change in control (unless specifically provided otherwise in an award agreement or any applicable employment agreement or similar agreement);

•	No tax gross-ups under the Stock Plan;

•	No evergreen for the Stock Plan share reserve;

•	Ten-year term for the Stock Plan;

•	No repricing, replacement or re-granting of options, stock appreciation rights or other stock awards without shareholder approval;

•

Shares of Common Stock that are subject to options or stock appreciation rights under the Stock Plan will not again be available for issuance if such shares of Common Stock are (a) tendered, withheld or surrendered in payment of the exercise or purchase price of such options or stock appreciation rights or taxes relating to such options or stock appreciation rights, (b) not issued or delivered as a result of the net settlement or net exercise of such options or stock appreciation rights or (c) repurchased on the open market with the proceeds of an option’s exercise price;

•

Awards assumed by a successor in connection with a Corporate Change will not vest solely as a result of the Corporate Change (unless specifically provided otherwise in an award agreement or any applicable employment agreement or similar agreement);

•	Awards, including time-based awards, are subject to potential reduction, cancellation or recoupment pursuant to any clawback policy adopted by the Company; and

•	Except as permitted in the grant of Substitute Awards, no discounted options or stock appreciation rights may be granted.

•

Dividend and dividend equivalents are subject to restrictions and risk of forfeiture to the same extent as the award with respect to which such dividends or dividend equivalents are accrued and will not be paid unless and until such award has vested.

Description of the Stock Plan

A summary description of the material features of the Stock Plan, as amended to reflect the Amendment, is set forth below. The following summary does not purport to be a complete description of all the provisions of the Stock Plan and is qualified in its entirety by reference to the full text of (i) the Stock Plan, a copy of which is incorporated by reference to Exhibit 10.10 of the Company’s Registration Statement on Form S-1 filed on May 2, 2017 (File No. 333-217601), (ii) the First Amendment, which is included as Annex A to the Proxy Statement filed on March 8, 2021 and (iii) the Second Amendment, which is included with this Proxy Statement as Annex A.

Purpose of the Stock Plan

The purpose of the Stock Plan is to provide a means through which the Company and its affiliates may attract and retain able persons to serve as directors, consultants or employees of the Company and its affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the Company are of importance, can acquire and maintain stock ownership or other awards, thereby strengthening their concern for the welfare of the Company and its affiliates and their desire to remain employed by, or continue providing services to, the Company and its affiliates. A further purpose of the Stock Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its affiliates. The Company seeks to achieve the Stock Plan’s purpose primarily by providing grants of a variety of awards (collectively referred to as “awards”), including, but not limited to, the following:

•	incentive stock options qualified as such under U.S. federal income tax laws (“incentive stock options” or “ISOs”);

•	stock options that do not that do not qualify as ISOs (“non-statutory options” and, together with ISOs, “options”);

•	stock appreciation rights (“SARs”);

•	restricted stock awards;

•	performance awards;

•	restricted stock unit awards (“RSUs”);

•	bonus stock awards;

•	dividend equivalents;

•	other stock-based awards; and

•	cash awards.

The Stock Plan, in part, is intended to qualify under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), which governs ISOs. The Stock Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. No awards may be granted under the Stock Plan after 10 years from February 3, 2017. The Stock Plan shall remain in effect until all awards granted under the Stock Plan have been exercised, satisfied, forfeited or expired.

Administration

The Stock Plan is administered by a committee of directors selected by our Board, which is currently the Nominating, Governance and Compensation Committee (the “Committee”). The Committee has the power to determine to whom and when awards will be granted, determine the amount of awards (measured in cash or in shares of our common stock), prescribe and interpret the terms and provisions of each award agreement (the terms of which may vary), accelerate the vesting or exercisability of an award, delegate duties under the Stock Plan and execute all other responsibilities permitted or required under the Stock Plan. Subject to the constraints of applicable law, the Committee may from time to time, in its sole discretion, delegate to our Chief Executive Officer the administration (or interpretation of any provision) of the Stock Plan and the right to grant awards under the Stock Plan. The Committee may revoke any such delegation at any time, and may put any conditions and restrictions on the powers that may be exercised by the Chief Executive Officer upon such delegation as the Committee determines in its sole discretion.

Shares Subject to the Stock Plan and Limitations on Awards to Individual Participants

If approved by our stockholders, the Amendment will increase the number of shares of our common stock that may be issued under the Stock Plan by 2,000,000 shares. If the Amendment is approved by our stockholders, the aggregate maximum number of shares of our common stock that may be issued under the Stock Plan, and the aggregate maximum number of shares of common stock that may be issued under the Stock Plan through ISOs, will not exceed 2,171,121 shares of the Company’s common stock, subject to adjustment in a manner consistent with the Stock Plan. Shares will be deemed to have been issued under the Stock Plan only to the extent actually issued and delivered pursuant to an award. To the extent that an award lapses or the rights of its holder terminate, any shares of common stock subject to such award will again be available for the grant of an award under the Stock Plan. Shares issued under the Stock Plan that are subject to options or stock appreciation rights will not again be available for issuance if such shares are (i) shares tendered, withheld or surrendered in payment of the exercise or purchase price of such option or stock appreciation right or taxes relating to such option or stock appreciation right, (ii) shares that were not issued or delivered as a result of the net settlement or net exercise of such option or stock appreciation right or (iii) shares repurchased on the open market with the proceeds of an option’s exercise price.

Eligible Individuals

All employees, directors and consultants of the Company or any of its affiliates are eligible to receive awards under the Stock Plan. Eligible employees, directors and consultants who receive an award under the Stock Plan are referred to as “participants.” As of March 1, 2023, there were four executive officers, approximately 53 other employees, eight non-employee directors and no consultants who would be eligible to participate in the Stock Plan.

Types of Awards

Options and SARs. The Stock Plan provides for two types of options: incentive stock options and non-statutory stock options. The Committee is authorized to grant options to eligible participants (which in the case of incentive stock options are only individuals who are employed by us or one of our subsidiaries at the time of grant) subject to the terms and conditions set forth below.

The exercise price per share of common stock will be determined by the Committee. However, the exercise price per share of common stock will not be less than the fair market value of a share of common stock on the date of the grant of such option regardless of whether such option is an incentive stock option or a non-statutory stock option. Further, the exercise price of any incentive stock option granted to an employee who possesses more than 10% of the total combined voting power of all classes of the Company’s common stock or of any of our subsidiaries within the meaning of Section 422(b)(6) of the Code, must be at least 110% of the fair market value of a share of common stock at the time such option is granted. The exercise price or portion thereof will be paid in full in the manner prescribed by the Committee.

The Committee determines the term of each option; provided, however, that no option may be exercisable after the expiration of 10 years from the date of grant, and any incentive stock option granted to an employee who possesses more than 10% of the total combined voting power of all classes of our common stock or of any of our subsidiaries within the meaning of Section 422(b)(6) of the Code must not be exercisable after the expiration of five years from the date of grant. The Committee also determines the time at which an option may be exercised in whole or in part (subject to the restrictions on exercisability described above), and the method by which (and the form, including cash or shares of common stock or any combination thereof having a fair market value on the exercise date equal to the relevant exercise price, in which) payment of the exercise price with respect thereto may be made or deemed to have been made. Each incentive stock option is not transferable other than by will or the laws of descent and distribution and is exercisable during the holder’s lifetime only by the holder or the holder’s guardian or legal representative.

The Committee, in its sole discretion, may grant SARs in connection with options. SARs granted in connection with incentive stock options are exercisable only when the fair market value of our common stock exceeds the exercise price specified under the option. Option agreements may contain such other terms as determined by the Committee. The Committee is authorized to amend outstanding option agreements from time to time in any manner not inconsistent with the terms of the Stock Plan, including acceleration of the time at which the option, or a portion thereof, may be exercised, provided that unless otherwise provided for in the Stock Plan, no such amendment that materially reduces the rights of a participant may be made without such participant’s consent.

Except in connection with adjustments for certain subdivisions or consolidations of our common stock or the payment of a stock dividend as described below, without stockholder approval, the Committee cannot amend an option agreement to decrease the exercise price of the option or SARs granted in connection with the option (or otherwise grant a new option or SAR in substitution for, or upon the cancellation of, any previously granted option or SAR that has the effect of reducing the exercise price thereof).

Stock Appreciation Rights. A SAR is the right to receive a share of our common stock, or an amount in cash equal to the excess of the fair market value of one share of our common stock on the date of exercise over the grant price of the SAR, as determined by the Committee. The exercise price of a share of common stock subject to the SAR shall be determined by the Committee, but in no event shall that exercise price be less than the fair market value of our common stock on the date of grant. The Committee will have the discretion to determine other terms and conditions of a SAR award.

Restricted Stock Awards. The Committee is authorized to grant restricted stock awards to eligible participants. Pursuant to a restricted stock award, shares of common stock will be issued or delivered to the holder without any cash payment to the Company, except to the extent otherwise provided by the Committee or required by law; provided, however, that the shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit the shares to the Company as may be determined in the discretion of the Committee. The restrictions on disposition and the forfeiture restrictions may lapse based upon: the Company’s attainment of specific performance measures established by the Committee, the holder’s continued employment with the Company or its affiliates or continued service as a consultant or director for a specified time, the occurrence of any event or the satisfaction of any other condition specified by the Committee, or a combination of these factors.

The Company retains custody of the shares of common stock issued pursuant to a restricted stock award until the disposition and forfeiture restrictions lapse. The holder may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares until the expiration of the restriction period. However, upon the issuance to the holder of shares of common stock pursuant to a restricted stock award, except for the foregoing restrictions or as otherwise provided by the Committee in the terms of a restricted stock agreement, the holder will have all the rights of a stockholder with respect to the shares, including the right to vote the shares and to receive all dividends and other distributions paid with respect to the shares. Restricted stock award agreements may contain such other terms as determined by the Committee.

Performance Awards. The Committee may, in its sole discretion, grant performance awards under the Stock Plan that may be paid in cash, shares of common stock, or a combination thereof as determined by the Committee. At the time of the grant, the Committee will establish the maximum number of shares of common stock subject to, or the maximum value of, each performance award and the performance period over which the performance applicable to the award will be measured. A performance award will terminate if the recipient’s employment or service as a consultant to or director for the Company and its affiliates terminates during the applicable performance period, except as otherwise determined by the Committee.

The receipt of cash or shares of common stock pursuant to a performance award will be contingent upon satisfaction by the Company, or any affiliate, business unit, division or department, of performance measures established by the Committee. Following the end of the performance period, the Committee will determine the amount payable to the holder of the performance award, based on the achievement of the performance measures for such performance period. Payment may be made in cash, shares of common stock or a combination thereof, as determined by the Committee. The payment will be made in a lump sum or in installments as prescribed by the Committee. If a performance award covering shares of common stock is to be paid in cash, then the payment will be based on the fair market value of such stock on the payment date or such other date as may be specified by the Committee. Performance award agreements may contain such other terms as determined by the Committee.

Restricted Stock Units. RSUs are rights to receive common stock, cash, or a combination of both at the end of a specified period. The Committee may subject RSUs to restrictions (which may include a risk of forfeiture) as specified in the RSU award agreement, and such restrictions may lapse at such times determined by the Committee. RSUs may be settled by delivery of common stock, cash equal to the fair market value of the specified number of shares of common stock covered by the RSUs, or any combination thereof determined by the Committee at the date of grant or thereafter. Dividend equivalents on the specified number of shares of common stock covered by RSUs may be paid on a current, deferred or contingent basis, as determined by the Committee on or following the date of grant.

Bonus Stock Awards. The Committee is authorized to grant bonus stock awards under the Stock Plan. Bonus stock awards are unrestricted shares of common stock that are subject to such terms and conditions as the Committee may determine. The Committee determines the purchase price, if any, for bonus stock awards.

Dividend Equivalents. Dividend equivalents entitle a participant to receive cash, common stock, other awards or other property equal in value to dividends paid with respect to a specified number of shares of our common stock, or other periodic payments at the discretion of the Committee. Dividend equivalents may be granted on a free-standing basis or in connection with another award (other than a restricted stock award or a bonus stock award). Any dividend or dividend equivalent credited with respect to an award (except for dividends paid following the grant of an award of unrestricted (i.e., fully vested) shares of Common Stock) shall be subject to restrictions and a risk of forfeiture to the same extent as the award with respect to which such Common Stock or other property has been distributed and shall not be delivered unless and until such award has vested and been earned.

Other Stock-Based Awards. Other stock-based awards are awards denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the value of the Company’s common stock. The Committee will determine the terms and conditions of such other stock-based awards.

Cash Awards. Cash awards may be granted on a free-standing basis, as an element of or a supplement to, or in lieu of any other award. Cash awards will be in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.

Substitute Awards. Awards may be granted in substitution or exchange for any other award granted under the Stock Plan or under another equity incentive plan or any other right of an eligible person to receive payment from us. Awards may also be granted under the Stock Plan in substitution for similar awards held for individuals who become participants as a result of a merger, consolidation or acquisition of another entity by or with us or one of our affiliates.

Adjustments

The Stock Plan provides that if the Company effects a subdivision or consolidation, or a payment of a stock dividend without receipt of consideration, on the shares of common stock subject to an award, the number of shares subject to the award, and the purchase price thereunder (if applicable) are proportionately adjusted. If the Company recapitalizes, reclassifies or otherwise changes its capital structure, outstanding awards will be adjusted so that the award will thereafter cover the number and class of shares to which the holder would have been entitled if he or she had been the holder of record of the shares covered by such award immediately prior to the recapitalization, reclassification or other change in the Company’s capital structure. Further, the aggregate number of shares available under the Stock Plan and the individual award limitations may also be appropriately adjusted by the Committee.

Corporate Change

The Stock Plan does not provide for the automatic acceleration of vesting of outstanding awards upon a Corporate Change solely with respect to the occurrence of the Corporate Change unless the successor company fails to assume or substitute the awards in connection with that Corporate Change, unless otherwise provided in an award agreement or any applicable employment agreement, or similar agreement. In addition, the Committee may accelerate the vesting and exercise of outstanding awards (other than solely as a result of a Corporate Change if awards are assumed or substituted), cancel outstanding awards and make payments in respect thereof in cash or adjust the outstanding awards as appropriate to reflect the Corporate Change. Generally, the Stock Plan provides that a Corporate Change occurs if: (i) the Company is not the surviving entity in any merger, consolidation or other business combination or reorganization (or survives only as a subsidiary of an entity); (ii) the Company sells, leases or exchanges or agree to sell, lease or exchange all or substantially all of its assets; (iii) the Company is dissolved and liquidated; (iv) any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding shares of the Company’s voting stock; or (v) after a contested election of directors, the persons who were directors before such election cease to constitute a majority of our board of directors.

Amendment and Termination of the Stock Plan

The Board in its discretion may terminate the Stock Plan at any time with respect to any shares of common stock for which awards have not been granted. The Board also has the right to alter or amend the Stock Plan or any part thereof from time to time; provided that no change in the Stock Plan may be made that would materially impair the rights of a Participant without the consent of the participant. In addition, the Board may not, without approval of our stockholders, amend the Stock Plan to increase the aggregate maximum number of shares common stock that may be issued under the Stock Plan, increase the aggregate maximum number of shares of common stock that may be issued under the Stock Plan through incentive stock options, change the class of individuals eligible to receive awards under the Stock Plan or amend or delete the restrictions on the repricing of options.

No Dividends or Dividend Equivalents on Unvested Awards

Any dividend or dividend equivalent credited with respect to an award (except for dividends paid following the grant of an award of unrestricted (i.e., fully vested) shares of Common Stock) shall be subject to restrictions and a risk of forfeiture to the same extent as the award with respect to which such Common Stock or other property has been distributed and shall not be delivered unless and until such award has vested and been earned.

Transferability of Awards

Awards granted under the Stock Plan (other than incentive stock options, which are subject to special rules described above) may not be transferred other than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or (iii) with the consent of the Committee.

Clawback

Awards granted under the Stock Plan are subject to any written clawback policies that the Company, with the approval of the Board or an authorized committee thereof, may adopt, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Company determines should apply to such Awards. Any such policy may subject Awards granted under the Stock Plan and amounts paid or realized with respect to Awards to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.

Federal Income Tax Consequences

The following discussion is for general information only and is intended to briefly summarize the United States federal income tax consequences to participants arising from participation in the Stock Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a participant in the Stock Plan may vary depending on his or her particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, options and SARs with an exercise price less than the fair market value of shares of our common stock on the date of grant, SARs payable in cash, RSUs, and certain other awards that may be granted pursuant to the Stock Plan, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder.

Tax Consequences to Participants

Non-statutory Options. In general, no federal income tax is imposed on a participant upon the grant of a non-statutory option such as those under the Stock Plan and the Company is not entitled to a tax deduction by reason of such a grant. Generally, upon the exercise of a non-statutory option, the participant will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price paid for such shares. Upon the exercise of a non-statutory option, and subject to the application of Section 162(m) of the Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the participant assuming any federal income tax reporting requirements are satisfied. Upon a subsequent disposition of the shares received upon exercise of a non-statutory option, any appreciation after the date of exercise will generally qualify as capital gain.

Incentive Stock Options. Incentive stock options, or ISOs, are intended to constitute “incentive stock options” within the meaning of Section 422 of the Code. ISOs are subject to special federal income tax treatment. No federal income tax is imposed on the participant upon the grant or the exercise of an ISO if the participant does not dispose of the shares acquired pursuant to the exercise within the two-year period beginning on the date the ISO was granted or within the one-year period beginning on the date the ISO was exercised (collectively, the “holding period”). In such event, the Company would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. With respect to an ISO, the difference between the fair market value of the stock on the date of exercise and the exercise price must be included in the participant’s alternative minimum taxable income. However, if the participant exercises an ISO and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.

Upon disposition of the shares received upon exercise of an ISO after the holding period, any appreciation of the shares above the exercise price will generally constitute capital gain. If a participant disposes of shares acquired pursuant to his or her exercise of an ISO prior to the end of the holding period, the participant will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, and subject to the application of Section 162(m) of the Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the participant. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price, and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

RSUs, Restricted Stock and Other Stock- or Cash-Based Awards. A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. Individuals will not have taxable income at the time of grant of an RSU, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or shares of common stock, as applicable, in settlement of the RSU in an amount equal to the cash or the fair market value of the shares of the Company common stock received.

A recipient of a restricted stock award or an award of unrestricted shares of common stock (i.e., bonus stock awards) generally will be subject to tax at ordinary income tax rates on the fair market value of the shares of common stock when received, reduced by any amount paid by the recipient; however, if the shares of common stock are not transferable and are subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares of common stock (i) when the shares of common stock first become transferable and are no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under Section 83(b) of the Code, or (ii) when the award is received, in cases where a participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and the shares of common stock are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares of common stock. If a Section 83(b) election has not been made, any dividends received with respect to a restricted stock award that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be taxed as dividends.

A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he or she recognizes income under the rules described above. The tax basis in the shares of common stock received by a participant will equal the amount recognized by the participant as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares of the Company common stock will commence on the later of the date the shares of the Company common stock are received or the restrictions lapse. Subject to the application of Section 162(m) of the Code, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Tax Consequences to the Company

Reasonable Compensation. In order for the amounts described above to be deductible by the Company or a subsidiary, as applicable, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments. The ability of the Company (or, if applicable, the ability of one of its subsidiaries) to obtain a deduction for future payments under the Stock Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain “excess parachute payments” (within the meaning of Section 280G of the Code) made in connection with a change in control.

Compensation of Covered Employees. The ability of the Company (or, if applicable, the ability of one of its subsidiaries) to obtain a deduction for amounts paid under the Stock Plan could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits the Company’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1,000,000.

New Plan Benefits

The future awards, if any, that will be made to eligible individuals under the Stock Plan are subject to the discretion of the Board and the Nominating, Governance and Compensation Committee, and thus we cannot currently determine the benefits or number of shares subject to awards that may be granted to participants in the future under the Stock Plan. Therefore, the New Plan Benefits Table is not provided.

Vote Required

Approval of this Proposal 3 requires the affirmative vote of the majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote “for”

or “against” this proposal, or you may abstain from voting on this proposal. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the vote for this proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE SECOND AMENDMENT TO THE 2011 STOCK INCENTIVE PLAN.

AUDIT COMMITTEE REPORT

Primary Oversight Responsibilities

Our management is responsible for establishing a system of internal controls, assessing such controls and for preparing our consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and issuing its report based on its audit.

Under the Audit Committee’s charter, the primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities as to, among other duties: (1) the quality, integrity and reliability of the Company’s financial statements; (2) the Company’s compliance with legal, tax and regulatory requirements; (3) the Company’s compliance with the Company’s Corporate Code of Business Conduct and Ethics and Financial Code of Ethics; (4) qualifications, independence and performance of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report on the Company’s financial statements; (5) effectiveness and performance of the Company’s internal audit function; and (6) effectiveness and performance of the Company’s system of internal controls regarding finance, accounting, legal compliance and ethics.

Oversight of Independent Auditors

In connection with the evaluation, appointment and retention of the independent registered public accounting firm, each year the Audit Committee reviews and evaluates the qualifications, performance and independence of the independent registered public accounting firm and lead partner, including taking into account the opinion of management. In doing so, the Audit Committee considers a number of factors including, but not limited to: quality of services provided; technical expertise and knowledge of the industry; effective communication; objectivity; independence; and the potential impact of changing the independent registered public accounting firm. Based on this evaluation, the Audit Committee has retained PwC as our independent registered public accounting firm for 2023.

The Audit Committee and Board believe that it is in the best interests of the Company and its stockholders to continue retention of PwC to serve as our independent registered public accounting firm. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, the Audit Committee will continue to recommend that the Board request the stockholders, at the Annual Meeting, to ratify the appointment of the independent registered public accounting firm.

Further, the Audit Committee reviews in advance and pre-approves, explicitly, audit and permissible non-audit services provided to us by our independent registered public accounting firm. The Audit Committee is also directly responsible for reviewing with the independent registered public accounting firm the plans and scope of the audit engagement and providing an open venue of communication between our management, the internal audit function, ethics and compliance function, the independent registered public accounting firm and the Board. The Audit Committee has discussed with management and PwC such other matters and received such assurances from them as the Audit Committee deemed appropriate.

Pre-Approval Policies and Procedures

All of the fees described above were approved by the Audit Committee or Chairman of the Audit Committee, as applicable. The Audit Committee has adopted a pre-approval policy under which the Audit Committee approves in advance all audit and non-audit services to be performed by our independent auditors. The Chairman of the Audit Committee has the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. In determining whether to pre-approve a service to be performed by the Company’s independent auditors, the Audit Committee or Chairman of the Audit Committee, as applicable, considers whether such service is consistent with applicable SEC and Public Company Accounting Oversight Board rules and guidance with respect to auditor independence.

2022 Audited Financial Statements

In connection with the preparation of the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022:

•	The Audit Committee reviewed and discussed the audited financial statements and associated audit with the independent registered public accounting firm and management.

•

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable regulations promulgated by the PCAOB. In general, these auditing standards require the independent registered public accounting firm to communicate to the Audit Committee certain matters that are incidental to the audit, such as any initiation of, or changes to, significant accounting policies, management judgments, accounting estimates and audit adjustments; disagreements with management; the independent registered public accounting firm’s judgment about the quality of our accounting principles; significant audit risks identified and any changes from planned audit strategy; the use of specialists on the audit team; and issues for which the independent registered public accounting firm have consulted outside the engagement team.

•

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence, and has discussed the independent registered public accounting firm’s independence with the independent registered public accounting firm. The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to us was compatible with maintaining their independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2022 be included in our Annual Report on Form 10-K filed with the SEC.

The Audit Committee of the Board of Directors

Mark E. Baldwin

Curtis F. Harrell

Gary L. Thomas

Darryl K. Willis

BENEFICIAL OWNERSHIP OF SHARES

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 6, 2023 (except as otherwise indicated) by (i) each of our Named Executive Officers, (ii) each of our directors (including our nominees), (iii) all of our directors and executive officers as a group, and (iv) each person known to us to beneficially own more than 5% of our outstanding common stock. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of our common stock beneficially owned by them, except to the extent this power may be shared with a spouse. All information with respect to beneficial ownership has been furnished by the respective directors, executive officers, or stockholders holding more than 5%, as the case may be. Unless otherwise noted, the mailing address of each listed beneficial owner is 2001 Kirby Drive, Suite 200, Houston, Texas 77019.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
5% or more Stockholders:
SCF(2)	9,086,884	26.2%
Warren Lynn Frazier(3)	3,119,087	9.0%
Howard E. Cox Jr.(4)	2,006,253	5.8%
Directors and Named Executive Officers:
Ann G. Fox	881,774	2.5%
David Crombie	398,618	1.1%
Theodore R. Moore	186,153	*
Guy Sirkes	180,378	*
David C. Baldwin	31,871	*
Mark E. Baldwin	51,626	*
Ernie L. Danner and Autumn Plecher, LP	197,308	*
Curtis F. Harrell and Harrell Ventures	84,924	*
Scott E. Schwinger	43,959	*
Gary L. Thomas	71,971	*
Andrew L. Waite	31,871	*
Darryl K. Willis	16,906	*
All directors and executive officers as a group (12 persons)	2,177,359	6.2%

*	Less than 1%.

(1)

Based upon an aggregate of 34,721,266 shares outstanding as of March 6, 2023. For each stockholder, in accordance with Rule 13d-3 promulgated under the Exchange Act, this percentage is determined by assuming the named stockholder exercises all options and other instruments pursuant to which the stockholder has the right to acquire shares of our common stock within 60 days of March 6, 2023, but that no other person exercises any options or other purchase rights (except with respect to the calculation of the beneficial ownership of all directors and executive officers as a group, for which the percentage assumes that all directors and executive officers exercise all such options or other purchase rights).

(2)

The board of directors of SCF GP LLC (“SCF GP”), the ultimate general partner of SCF-VII, L.P. and SCF-VII(A), L.P. (collectively, “SCF”), has voting and investment control over the securities owned by SCF. The board of directors of SCF GP consists of David C. Baldwin, Anthony F. DeLuca, L.E. Simmons and Andrew L. Waite. Because SCF-VII, L.P. and SCF-VII(A), L.P. are controlled by SCF GP, these entities may be considered to be a group for purposes of Section 13(d)(3) under the Exchange Act. As a group, SCF beneficially owns 9,086,884 shares of our common stock in the aggregate. This beneficial ownership includes 7,528,550 shares of our common stock held by SCF-VII, L.P. and 1,558,334 shares of our common stock held by SCF-VII(A), L.P. The address for SCF-VII, L.P. and SCF-VII(A), L.P. is 600 Travis Street, Suite 6600, Houston, Texas 77002.

(3)

Based on a Form 4 filed with the SEC on March 7, 2023, Warren Lynn Frazier reported sole voting and dispositive power as to 3,119,087 shares of our common stock. The address of Warren Lynn Frazier is 807 North Upper Broadway, Suite 300, Corpus Christi, Texas 78401.

(4)

Based on a Schedule 13G filed with the SEC on January 31, 2022, Howard E. Cox Jr. reported sole voting and dispositive power as of January 27, 2022 as to 2,006,253 shares of our common stock. The address for Howard E. Cox Jr. is 330 Island Rd, Palm Beach, Florida 33480.

EXECUTIVE AND DIRECTOR COMPENSATION

The tables and narrative disclosure below provide compensation disclosure that satisfies the requirements applicable to emerging growth companies, as defined in the JOBS Act. As an emerging growth company, we are not required to hold a “say-on-pay” vote or include Compensation Discussion & Analysis disclosure in this Proxy Statement.

In this section, we provide disclosure relating to the compensation of our Named Executive Officers during 2021. The tables and narrative disclosure below provide compensation information for the following executive officers:

•	Ann G. Fox, President and Chief Executive Officer
•	David Crombie, Executive Vice President and Chief Operating Officer
•	Guy Sirkes, Senior Vice President and Chief Financial Officer
•	Theodore R. Moore, Senior Vice President, General Counsel and Secretary

We refer to Ms. Fox, and Messrs. Crombie, Sirkes, and Moore herein, collectively, as our “Named Executive Officers.”

Summary Compensation Table.

The following table summarizes the compensation paid to our Named Executive Officers for the fiscal years ended December 31, 2022 and 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Ann G. Fox	2022	$689,423	$—	$361,200	$971,636	$—	$2,022,259
President and Chief Executive Officer	2021	$604,063	$81,250	$634,654	$142,816	$—	$1,462,783
David Crombie	2022	$502,596	$—	$242,480	$602,066	$28,105	$1,375,247
Executive Vice President and Chief Operating Officer	2021	$441,431	$50,469	$425,975	$90,825	$32,946	$1,041,646
Guy Sirkes	2022	$403,654	$—	$136,780	$455,120	$—	$995,554
Senior Vice President and Chief Financial Officer(4)	2021	$353,144	$38,001	$240,275	$69,740	$—	$701,160
Theodore R. Moore	2022	$403,654	$—	$134,260	$455,120	$—	$993,034
Senior Vice President, General Counsel and Secretary	2021	$353,144	$38,001	$235,808	$69,740	$—	$696,693

(1)	For 2021, the amounts reflected in the “Bonus” column represent a discretionary bonus paid during the fourth quarter under our quarterly cash incentive bonus program.

(2)

The amounts reflected in the “Stock Awards” column represent the grant date fair value of restricted stock awards granted to our Named Executive Officers pursuant to the Stock Plan. These amounts include restricted stock awards granted to our Named Executive Officers on May 3, 2022 pursuant to the Stock Plan. The amounts shown in this column were computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 718. See Note 11 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for additional detail regarding assumptions underlying the value of these awards.

(3)

The amounts reflected in the “Non-Equity Incentive Plan Compensation” column represent the amounts earned in 2022 under our quarterly cash incentive bonus program based on the achievement of certain financial performance goals, as determined by the Nominating, Governance and Compensation Committee. Please see “Narrative Disclosure to Summary Compensation Table—Quarterly Cash Incentive Bonus Program” below for more information regarding the quarterly cash incentive bonus program.

(4)	The amount reflected in the “All Other Compensation” column for Mr. Crombie represents costs for the Company to lease a vehicle for use by Mr. Crombie.

Narrative Disclosure to Summary Compensation Table

Base Salary

Ms. Fox’s and Messrs. Crombie, Sirkes, and Moore’s annualized base salaries for the 2022 fiscal year took effect on March 4, 2022 and were $700,000, $510,000, $410,000 and $410,000, respectively.

Please see “Narrative Disclosure to Summary Compensation Table—Employment Agreements” below for more information regarding our Named Executive Officers’ Employment Agreements. Also, please see the section entitled “Additional Narrative Disclosure—Potential Payments upon Termination or Change In Control” below for more details regarding the severance benefits provided to our Named Executive Officers under the Employment Agreements.

Quarterly Cash Incentive Bonus Program

We maintain a quarterly cash incentive bonus program, pursuant to which our Named Executive Officers are eligible to receive performance-based bonuses based on achievement with respect to certain financial performance targets and potential cash bonuses determined by the Nominating, Governance and Compensation Committee.

Performance goals and related targets for the first, second, third and fourth quarters of 2022, each based on Adjusted EBITDA targets by service line, were established on January 24, 2022, March 4, 2022, April 1, 2022, and August 2, 2022, respectively. On April 20, 2022, it was determined that the relevant performance goals for the first quarter of 2022 were achieved at varying levels by service line. On July 21, 2022, it was determined that the relevant performance goals for the second quarter of 2022 were achieved at varying levels by service line. On October 18, 2022, it was determined that the relevant performance goals for the third quarter of 2022 were achieved at varying levels by service line. On January 23, 2023, it was determined that the relevant performance goals for the fourth quarter of 2022 were achieved at varying levels by service line.

As a result, the Nominating, Governance and Compensation Committee approved the payment of four quarterly bonuses for 2022, under the quarterly cash incentive bonus program for each of the Company’s executive officers and certain other employees. The aggregate quarterly bonus payments to our Named Executive Officers consisted of the following amounts for 2022:

Named Executive Officer	Bonus Amount
Ann G. Fox	$971,636
David Crombie	$602,066
Guy Sirkes	$455,120
Theodore R. Moore	$455,120

Employment Agreements

All of our Named Executive Officers have entered into employment agreements with the Company and the Employer. Ms. Fox entered into an amended and restated employment agreement on August 28, 2018, and Messrs. Crombie and Moore entered into amended and restated employment agreements on November 20, 2018. Mr. Sirkes entered into an employment agreement on March 31, 2020 in connection with his promotion to our Senior Vice President and Chief Financial Officer. We refer to the employment agreements herein collectively as the “Employment Agreements.”

The Employment Agreements provide for a three-year initial term with automatic renewals for additional one-year periods unless either the applicable Named Executive Officer or the Employer gives written notice of non-renewal at least 60 days prior to the expiration of the then-current initial term or renewal term.

The Employment Agreements provide for initial annualized base salaries and initial annual bonus opportunities under the Company’s cash incentive bonus program based on the achievement of certain performance targets established by the Board or the Nominating, Governance and Compensation Committee. Please see “Narrative Disclosure to Summary Compensation Table—Base Salary” and “Narrative Disclosure to Summary Compensation Table—Quarterly Cash Incentive Bonus Program” above for a discussion of our Named Executive Officers’ base salaries and the Company’s cash incentive bonus program, respectively. In addition, pursuant to the Employment Agreements, the Named Executive Officers are eligible to receive annual equity compensation awards pursuant to the Stock Plan on such terms and conditions as determined by the Board or a committee thereof. While employed under the Employment Agreements, the executives are eligible for certain additional benefits, including reimbursement of reasonable business expenses, paid vacation, and participation in the Company’s benefit plans or programs.

The Employment Agreements provide for certain severance benefits upon a resignation by the applicable executive for “good reason” or upon a termination by the Employer without “cause.” Please see the section entitled “Additional Narrative Disclosure—Potential Payments upon Termination or Change in Control” below for more details regarding the severance benefits provided to our Named Executive Officers under the Employment Agreements.

The Employment Agreements also contain certain restrictive covenants, including provisions that create restrictions, with certain limitations, on our Named Executive Officers competing with the Company and its affiliates, soliciting any customers, or soliciting or hiring Company employees or inducing them to terminate their employment. These restrictions are generally intended to apply during the term of the Named Executive Officers’ employment with the Company and for the one-year period following termination of employment.

The Stock Plan

We provide grants of equity-based awards to our employees (including our Named Executive Officers) and our non-employee directors pursuant to our Stock Plan in order to align their interests with those of our stockholders.

On March 22, 2022, our Named Executive Officers, were granted cash awards, which vest upon our Nominating, Governance and Compensation Committee’s certification of the level of achievement of certain performance goals tied to a capital raise or refinancing transaction, subject to the continued service of our Named Executive Officers through the date of such certification. These awards vested in connection with the redemption of the Company’s 8.750% Senior Notes due 2023, amendment of the existing asset-based revolving credit facility and offering of 300,000 units, each completed in January 2023.

On May 3, 2022, our Named Executive Officers, were granted performance-based cash awards, which vest upon our Nominating, Governance and Compensation Committee’s certification of the level of achievement of certain performance goals, based on relative total shareholder return, subject to the continued service of our Named Executive Officers through the date of such certification. The grant date target value to the performance-based cash awards for each Named Executive Officer is as follows:

Named Executive Officer	Grant Date Target Value of Performance Cash Awards
Ann G. Fox	$1,110,000
David Crombie	$500,000
Guy Sirkes	$400,000
Theodore R. Moore	$400,000

In addition, on May 3, 2022, our Named Executive Officers, were granted time-based restricted stock awards, which vest in three substantially equal installments on each of the first three anniversaries of the grant date, subject to the continued service of our Named Executive Officers through each applicable vesting date.

Other Compensation Elements

We offer participation in broad-based retirement, health and welfare plans to all of our employees. We currently maintain a retirement plan intended to provide benefits under Section 401(k) of the Code. Under the

401(k) plan, eligible employees, including our Named Executive Officers, are allowed to contribute portions of their base compensation to a tax-qualified retirement account. See “Additional Narrative Disclosure—Retirement Benefits” for more information. In addition, minimal perquisites have historically been provided to our Named Executive Officers, including, for Mr. Crombie, reimbursement for the lease of a vehicle.

Role of Compensation Consultants in 2022 Compensation Decisions

Our Nominating, Governance and Compensation Committee, in overseeing the compensation of our non-employee directors and our executive compensation program, employs several analytic tools and considers information from multiple resources. Subject to Board approval in certain circumstances, the Nominating, Governance and Compensation Committee has the sole authority to make final decisions with respect to our executive compensation program, and the Nominating, Governance and Compensation Committee is not obligated to utilize the input of other parties.

Our Nominating, Governance and Compensation Committee has the authority to engage a compensation consultant at any time if the Nominating, Governance and Compensation Committee determines that it would be appropriate to consider the recommendations of an independent, outside source. During 2022, the Committee continued its engagement of CAP, an independent compensation consultant. CAP reviewed both our executive compensation program and our non-executive director compensation program for 2022 and produced compensation reports for the Nominating, Governance and Compensation Committee over the course of 2022. These reports were utilized by the Nominating, Governance and Compensation Committee when making certain compensation decisions for the executives and the non-executive directors for 2022.

CAP also provided the Nominating, Governance and Compensation Committee with recommendations and advice during the process of selecting an appropriate peer group for 2022 compensation purposes. The Nominating, Governance and Compensation Committee informed CAP that its general criteria for selecting a peer group consisted of:

•	companies that are direct competitors for the same space, products and/or services;

•	companies that compete with us for the same executive talent;

•	companies in a similar Standard Industrial Classification (SIC) code or industry sector;

•	companies that are generally subject to the same market conditions (or, more specifically, oilfield services companies); and

•	companies that are tracked similarly or that are considered comparable investments by outside analysts.

In 2022, the Nominating, Governance and Compensation Committee and CAP determined that an appropriate peer group should consist of the following 18 peer companies that are most statistically related to us with a similar revenue size:

• Cactus, Inc.	• Newpark Resources, Inc.
• Forum Energy Technologies, Inc.	• NexTier Oilfield Solutions, Inc.
• Halliburton Co.	• Oil States International
• Helix Energy Solutions Group, Inc.	• ProPetro Holding Corp.
• Independence Contract Drilling, Inc.	• RPC, Inc.
• KLX Energy Services Holdings, Inc.	• Schlumberger Limited/N.V.
• Liberty Energy, Inc.	• Select Energy Services, Inc.
• Mammoth Energy Services, Inc.	• TETRA Technologies, Inc.
• NCS Multistage Holdings, Inc.	• Weatherford International PLC

The above peer group is used by the Nominating, Governance and Compensation Committee for purposes of making decisions regarding base salaries, bonus targets and metrics and long-term incentive award benchmarking.

Stock Ownership Guidelines

We maintain stock ownership guidelines applicable to our senior executives, including our Named Executive Officers, and all non-employee directors of the Company. The stock ownership guidelines are intended to encourage significant ownership of the Company’s common stock by the individuals covered by the policy and to align the personal interests of such covered persons with the interests of our stockholders. The details of the stock ownership guidelines are outlined below.

Required Ownership Multiple:	Chief Executive Officer:	5 times annual base salary
	Executive Vice Presidents:	3 times annual base salary
	Senior Vice Presidents:	2 times annual base salary
	Non-Employee Directors:	3 times annual cash retainer (including applicable chairman and committee fees)
Time to Meet Ownership Requirement:	Five years from the later of March 6, 2019 (the date the stock ownership guidelines were adopted) and the date appointed or elected to a participating position.
Restrictions on the Transfer of Shares Prior to Meeting Ownership Requirements:

Covered persons are prohibited from selling or otherwise disposing of any of our common stock unless, at the time of such sale or other transfer (and on a pro forma basis after giving effect to such sale or transfer), such covered person holds an aggregate value of qualifying shares of our common stock equal to the applicable ownership multiple set forth above, subject to certain exceptions set forth in the stock ownership guidelines.

Common Stock that Counts Towards Requirement:

Generally, the following shares of common stock count towards the applicable ownership requirement: (i) shares owned directly (or beneficially by a family member or trust), (ii) shares subject to vested stock options or performance-based equity awards and (iii) shares subject to vested or unvested time-based restricted shares or restricted stock units counts towards the applicable ownership requirement.

Compliance with our stock ownership guidelines is measured annually. Taking into account the applicable time to meet the above ownership requirements, the minimum number of qualifying shares of our common stock held by each covered person will generally be calculated on the first trading day of the applicable calendar year based on the closing price of our common stock on the preceding trading day.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table reflects information regarding outstanding equity and equity-based awards held by our Named Executive Officers as of December 31, 2022.

			Option Awards(1)				Stock Awards
Name	Award Type	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Shares or Units of Stock that Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Shares or Units of Stock that Have Not Vested ($)
Ann G. Fox	Restricted Stock	5/3/2022					129,000	1,874,370
	Restricted Stock	8/9/2021					196,792	2,859,388
	Restricted Stock	4/6/2020					80,217	1,165,553
	Stock Option	3/20/2017	31,235		31.18	3/20/2027
	Stock Option	7/15/2015	167,574		41.39	7/15/2025
	Stock Option	2/28/2013	6,284		23.86	2/28/2023

David Crombie	Restricted Stock	5/3/2022					86,600	1,258,298
	Restricted Stock	8/9/2021					132,085	1,919,195
	Restricted Stock	4/6/2020					53,478	777,035
	Stock Option	3/20/2017	9,622		31.18	3/20/2027

Guy Sirkes (6)	Restricted Stock	5/3/2022					48,850	709,791
	Restricted Stock	8/9/2021					74,504	1,082,543
	Restricted Stock	4/6/2020					30,165	438,297

Theodore R. Moore	Restricted Stock	5/3/2022					47,950	696,714
	Restricted Stock	8/9/2021					73,118	1,062,405
	Restricted Stock	4/6/2020					29,604	430,146
	Stock Option	3/20/2017	8,017		31.18	3/20/2027

(1)	Generally, the option awards reported in these columns vested in three equal installments on the first three anniversaries of the date of grant of such awards. All option awards are fully vested.

(2)

Generally, the restricted stock awards reported in these columns are subject to the applicable Named Executive Officer’s continued employment through each applicable vesting date and will vest in accordance with the following time-based vesting conditions: (i) the restricted stock awards granted on May 3, 2022 to Ms. Fox and Messrs. Crombie, Moore, and Sirkes are scheduled to vest in three equal installments on May 3, 2023, 2024, and 2025, (ii) one-third of the restricted stock awards granted on August 9, 2021 to Ms. Fox and Messrs. Crombie, Moore, and Sirkes vested on August 9, 2022 with the remaining two-thirds scheduled to vest in equal installments on each of August 9, 2023 and August 9, 2024 and (iii) one-third of the restricted stock awards granted on April 6, 2020 to Ms. Fox and Messrs. Crombie, Sirkes, and Moore vested on each of April 6, 2021 and April 6, 2022 with the remaining one-third scheduled to vest on April 6, 2023.

(3)

The amounts in this column were calculated by multiplying the applicable number of shares of restricted stock held by our Named Executive Officers by $14.53, the closing price of our common stock on the New York Stock Exchange on December 30, 2022.

Additional Narrative Disclosure

Retirement Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan or nonqualified deferred compensation plan. We currently maintain a retirement plan intended to provide benefits under Section 401(k) of the Code where employees, including our Named Executive Officers, are allowed to contribute portions of their base compensation to a tax-qualified retirement account. In April 2020, we suspended Company matching contributions under the 401(k) plan for all employees in responses to the decline in oil and natural gas prices and the worldwide coronavirus outbreak in early 2020 and did not reinstate such Company matching contributions in 2021 or 2022.

Potential Payments upon Termination or Change in Control

The Employment Agreements provide for potential severance benefits in connection with certain terminations of employment. The Employment Agreements provide that, in the event a Named Executive Officer’s employment terminates by reason of his or her death or “disability” (as defined in “Additional Narrative Disclosure—Applicable Definitions” below), then, provided that the applicable executive (or, if applicable, his or her estate) timely executes and does not revoke a release in a form acceptable to the Employer and abides by the restrictive covenants included in his or her Employment Agreement, a prorated portion of the applicable executive’s outstanding equity-based awards will become immediately vested on the date of such termination (determined based on target performance for awards then subject to a performance condition). Outstanding stock options that have become vested as of the date of such termination (determined after giving effect to the foregoing sentence) will remain exercisable through the earlier of one year after the date of such termination or the original expiration date of such stock options.

The Employment Agreements also provide that, if a Named Executive Officer’s employment is terminated (i) by the Employer without “cause,” including upon the expiration of the then-existing initial term or renewal term, as applicable, as a result of the Employer’s non-renewal of the term of his or her Employment Agreement, or (ii) by the applicable executive for “good reason” (each, a “Qualifying Termination”), then, provided that the applicable executive timely executes and does not revoke a release in a form acceptable to the Employer and abides by the restrictive covenants included in his or her Employment Agreement, the applicable executive will be eligible to receive:

•

a severance payment, payable in 12 substantially equal installments, in an aggregate amount equal to (i) two in the case of Ms. Fox, one and one-half in the case of Mr. Crombie and one in the case of Messrs. Sirkes and Moore (in each case, the “Severance Multiple”) multiplied by (ii) the sum of: (x) the applicable executive’s base salary for the year in which such termination occurs and (y) the applicable executive’s then-current target annual bonus;

•	a prorated annual bonus for the year in which such Qualifying Termination occurs, subject to achievement of the applicable performance criteria;

•

if the applicable executive elects COBRA continuation coverage, monthly reimbursement for the amount paid by the applicable executive to continue such coverage for up to 18 months following the date of such Qualifying Termination; and

•

accelerated vesting of all outstanding time-based equity awards held by the applicable executive on the date of such Qualifying Termination; provided, however, that equity awards subject to performance requirements will not accelerate and will remain outstanding and eligible to vest subject to the terms and conditions set forth in the applicable award agreement (outstanding stock options that have become vested as of the date of such Qualifying Termination (after giving effect to the foregoing) will remain exercisable through the earlier of the date that is one year after the date of such termination or the original expiration date of such stock options).

In the event a Named Executive Officer experiences a Qualifying Termination or his or her employment terminates by reason of his or her death or disability, in each case, within the 24-month period immediately following a “corporate change” (as defined in the Stock Plan), then the applicable executive will be eligible to receive the payments and benefits described above, except that: (i) the applicable executive’s Severance Multiple will be increased from two to three in the case of Ms. Fox, from one and one-half to two and one-half in the case of Mr. Crombie and from one to two in the case of Messrs. Sirkes and Moore; and (ii) all outstanding equity awards held by the applicable executive on the date of such Qualifying Termination will become immediately fully vested (determined based on target performance for awards then subject to performance requirements). Outstanding stock options that have become vested as of the date of such termination (determined after giving effect to the foregoing sentence) will remain exercisable through the earlier of one year after the date of such termination or the original expiration date of such stock options.

Applicable Definitions

The Employment Agreements provide that “cause” generally means that the applicable executive has: (i) engaged in gross negligence or willful misconduct in the performance of his or her duties; (ii) willfully breached any material provision of his or her Employment Agreement, any other written agreement between the Company and the applicable executive or any of the Company’s corporate policies or codes of conduct; (iii) willfully engaged in conduct that is injurious to the Company; or (iv) committed or been convicted of, pleaded no contest to or received deferred adjudication with respect to a felony or any crime or misdemeanor involving fraud, dishonesty or moral turpitude that results in material harm to the Company. In addition, the Employment Agreements provide that certain notice and cure provisions must be satisfied in order for a termination of employment for cause to be effective.

The Employment Agreements provide that “good reason” generally means: (i) a material diminution in the applicable executive’s base salary, other than as part of a decrease of up to 10% of the base salaries of all executive officers; (ii) the involuntary relocation of the applicable executive’s principal place of employment by more than 75 miles from his or her principal place of employment as of the effective date of his or her Employment Agreement; (iii) a material diminution in the applicable executive’s authority, duties or responsibilities, including a removal of the executive from the positions set forth in his or her Employment Agreement; (iv) the assignment of duties or responsibilities that are materially inconsistent with the authority, duties or responsibilities of the applicable executive’s responsibilities as set forth in his or her Employment Agreement; or (v) in the case of Ms. Fox, the Company’s failure to nominate her for re-election to our Board and to use reasonable efforts to have her re-elected in connection with any election of directors upon the expiration of Ms. Fox’s then-current term on our Board. In addition, the Employment Agreements provide that certain notice and cure provisions must be satisfied in order for a termination of employment for good reason to be effective.

Generally, a disability will exist under the Employment Agreements if the applicable executive is unable to perform his or her duties or fulfill his or her obligations under the applicable executive’s Employment Agreement by reason of any physical or mental impairment for a continuous period of not less than three months.

The Stock Plan generally provides that a “corporate change” will occur if: (i) the Company is not the surviving entity in any merger, consolidation or other business combination or reorganization (or survives only as a subsidiary); (ii) the Company sells, leases, or exchanges or agrees to sell, lease, or exchange substantially all of its assets to any other person or entity; (iii) the Company is to be dissolved and liquidated; (iv) any person or entity acquires or gains ownership or control (including, voting power) of more than 50% of the outstanding shares of the Company’s voting stock; or (v) as a result of or in connection with a contested election of directors of the Company, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board.

Director Compensation

In connection with our IPO, we adopted compensation guidelines for our non-employee directors (the “Non-Employee Director Compensation Guidelines”). Under the Non-Employee Director Compensation Guidelines, our non-employee directors are generally eligible to receive compensation for services they provide to us consisting of retainers and equity compensation as described below. Each non-employee director is eligible to receive the following for their service on the Board pursuant to the Non-Employee Director Compensation Guidelines:

•	A quarterly retainer of $17,500;

•	An additional quarterly retainer of $7,500 for the Chairman of the Board;

•	An additional quarterly retainer of $3,750 for the non-employee director serving as the Chairman of the Audit Committee;

•	An additional quarterly retainer of $3,125 for the non-employee director serving as Chairman of the Nominating, Governance and Compensation Committee; and

•

An additional quarterly retainer of $1,250 per committee for each non-employee director serving on the Audit Committee and the Nominating, Governance and Compensation Committee not in the role of Chairman.

In addition to cash compensation, our non-employee directors are eligible to receive annual equity-based compensation consisting of restricted stock awards under the Stock Plan. Historically, annual restricted stock awards were granted with an aggregate grant date value equal to $100,000 or, in the case of the Chairman of the Board, $150,000. The grant date fair value of the reduced restricted stock awards granted to our non-employee directors in May 2022 pursuant to the Stock Plan, as computed in accordance with FASB ASC Topic 718, is reflected in the table below. Generally, the forfeiture restrictions applicable to the restricted stock awards lapse on the one-year anniversary of the date of grant of such awards. The restricted stock awards granted to our non-employee directors are subject to the terms and conditions of the Stock Plan and the award agreements pursuant to which such awards are granted. Each non-employee director is also reimbursed for travel and miscellaneous expenses to attend meetings and activities of the Board or its committees.

Ms. Fox, as an employee of the Company, does not receive compensation for her service on the Board.

	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(3)	Total ($)
Ernie L. Danner	$100,000	$21,596	$121,596
David C. Baldwin	$70,000	$14,395	$84,395
Mark E. Baldwin	$85,000	$14,395	$99,395
Curtis F. Harrell	$80,000	$14,395	$94,395
Scott E. Schwinger	$82,500	$14,395	$96,895
Gary L. Thomas	$80,000	$14,395	$94,395
Andrew L. Waite	$70,000	$14,395	$84,395
Darryl K. Willis	$80,000	$14,395	$94,395

(1)

Amounts reported in this column reflect annual cash retainer amounts received by our non-employee directors for service on our Board. As described above, in 2022, our directors received quarterly retainer payments of $17,500. In addition, Mr. Danner received an additional quarterly retainer of $7,500 for his service as Chairman of the Board, Mr. M. Baldwin received an additional quarterly retainer of $3,750 for his service as Chairman of the Audit Committee, and Mr. Schwinger received an additional quarterly retainer of $3,125 for his service as Chairman of the Nominating, Governance and Compensation Committee. Finally, directors serving on the Audit Committee and/or the Nominating, Governance and Compensation Committee not in the role of Chairman received an additional quarterly retainer of $1,250 per committee for services on such committees.

(2)

On August 2, 2022, each non-employee member of the Board of Directors was granted a cash award, in an amount equal to the difference between the grant date value of the restricted stock award granted to such director and the grant date value of the restricted stock award under our non-employee director compensation guidelines. These awards will vest on May 3, 2023. Mr. Danner received a cash award in the amount of $128,404 and Messrs. D. Baldwin, M. Baldwin, Harrell, Schwinger, Thomas, Waite, and Willis each received a cash award in the amount of $85,605. Continued board service through the vesting date is required as a condition to receiving the cash award.

(3)

On May 3, 2022, each non-employee member of the Board of Directors received a restricted stock award. Messrs. D. Baldwin, M. Baldwin, Harrell, Schwinger, Thomas, Waite, and Willis each received 5,141 shares and Mr. Danner received 7,713 shares. All restricted stock awards vest on May 3, 2023. The amounts reflected in the “Stock awards” column represent the grant date fair value of restricted stock awards granted to our non-employee members of the Board of Directors in May 2022 pursuant to the Stock Plan, as computed in accordance with FASB ASC Topic 718. See Note 11 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for additional detail regarding assumptions underlying the value of these awards.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes information about our equity compensation plans as of December 31, 2022:

	(a)	(b)		(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)
Equity compensation plans approved by security holders	588,490	$	33.80	171,121
Equity compensation plans not approved by security holders	—	$	—	—
Total	588,490	$	33.80	171,121

(1)	This column reflects all shares of common stock subject to outstanding options and restricted stock units, in each case, granted under the Stock Plan as of December 31, 2022.

(2)

The weighted average exercise price reflected in this column is calculated based solely on the exercise prices of outstanding options. The outstanding restricted stock reflected in column (a) are not reflected in this column as they do not have an exercise price.

(3)

This column reflects the total number of shares of common stock remaining available for issuance under the Stock Plan as of December 31, 2022, excluding the shares subject to outstanding awards reflected in column (a).

Our only equity compensation plan is the Stock Plan, which was approved by our stockholders prior to our initial public offering. A detailed description of the terms of the Stock Plan is available in the Company’s Amendment No. 6 to Registration Statement on Form S-1 (File No. 333-217601), filed by the Company with the SEC on January 9, 2018, under the heading “Executive Compensation—Amended and Restated 2011 Stock Incentive Plan” and the Company’s Current Report on Form 8-K, filed by the Company with the SEC on May 6, 2021, under the heading “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.”

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our Board adopted a written related person transactions policy prior to the completion of our IPO, under which a “Related Person Transaction” is defined pursuant to Item 404 of Regulation S-K. Pursuant to this policy, the Audit Committee expects to review all material facts of all Related Person Transactions and either approve or disapprove entry into the Related Person Transaction, subject to certain limited exceptions.

In determining whether to approve or disapprove entry into a Related Person Transaction, the Audit Committee expects to take into account, among other factors, the following: (i) whether the Related Person Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and (ii) the extent of the Related Person’s interest in the transaction. Further, the policy would require that all Related Person Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

The Company leases office space, yard facilities, and equipment and purchases building maintenance and repair services from entities owned by Mr. Crombie, an executive officer of the Company. Total lease expense and building maintenance expense associated with these entities was $1.3 million and $0.9 million for the years ended December 31, 2022 and 2021, respectively. The Company also purchased $2.6 million of products and services for both the years ended December 31, 2022 and 2021 from an entity in which Mr. Crombie is a limited partner. There were outstanding payables due to this entity relating to equipment purchases of $0.1 million and $0.7 million at December 31, 2022 and 2021, respectively.

In addition, the Company currently leases office space in Corpus Christi, Texas and previously leased office space in Midland, Texas from an entity affiliated with Warren Lynn Frazier, a beneficial owner of more than 5% of the Company’s common stock. In the third quarter of 2020, another entity affiliated with Mr. Frazier began to sub-lease a portion of such space in Corpus Christi, Texas from the Company. Total rental expense associated with these office spaces, net of sub-leasing income, was $1.6 million and $1.4 million for the years ended December 31, 2022 and 2021, respectively. There were net outstanding payables due to these entities of $0.1 million at December 31, 2022. Additionally, on June 30, 2020, the Company issued the promissory notes to Mr. Frazier and the other sellers of Magnum Oil Tools International, LTD, Magnum Oil Tools GP, LLC, and Magnum Oil Tools Canada Ltd., which the Company acquired in October 2018. At December 31, 2022, there was no outstanding principal balance payable to Mr. Frazier, and the balance payable to Mr. Frazier was $1.1 million at December 31, 2021.

The Company purchases chemical additives used in cementing from Select Energy Services, Inc. (“Select”). SCF, a beneficial owner of more than 5% of the Company’s common stock, owns more than 10% of the common stock of Select as of December 2022. In addition, Mr. David Baldwin, a director of the Company, served as a director of Select from November 2017 to November 2022. The Company was billed $1.5 million and $1.1 million for chemicals during the years ended December 31, 2022 and 2021, respectively. There were outstanding payables due to Select of $0.1 million at both December 31, 2022 and 2021.

The Company provides products and rentals to National Energy Reunited Corp. (“NESR”). Mr. Waite, a director of the Company, has served as a director of NESR since May 2018. The Company billed NESR $0.8 million and $1.3 million for products and rentals during the years ended December 31, 2022 and 2021, respectively. During the fourth quarter of 2019, the Company sold coiled tubing equipment for $5.9 million to NESR with payments due in 24 monthly equal installments beginning on January 31, 2020. The outstanding receivables due to the Company from NESR (inclusive of the equipment sales above) were $0.2 million and $0.5 million at December 31, 2022 and 2021, respectively.

The Company generated revenue from Devon Energy Corporation (“Devon”) of $2.2 million and $3.2 million for the years ended December 31, 2022 and 2021, respectively. Ms. Fox, a director and executive officer of the Company, has served as a director of Devon since June 2019. There were outstanding receivables due from Devon of $0.5 million and $0.4 million at December 31, 2022 and 2021, respectively.

EXPENSES OF SOLICITATION

The accompanying proxy is solicited by and on behalf of the Board, and the cost of such solicitation will be borne by the Company, including the cost of the preparation, assembly, printing, mailing and posting of the Proxy Materials and any additional information furnished to our stockholders in connection with the Annual Meeting. Broadridge Financial Solutions (“Broadridge”) will distribute proxy materials to beneficial owners of common stock held on the record date by such persons on behalf of banks, brokers and other nominees. AST Financial will distribute proxy materials to registered shareholders and will also provide voting and tabulation services for the Annual Meeting. We also have retained D.F. King & Co., Inc. (“D.F. King”) to aid in the distribution of Proxy Materials. D.F. King may also solicit proxies by personal interview, mail, telephone and electronic communication. For these services, we will pay D.F. King a fee of approximately $9,500 and reimburse it for certain expenses. Solicitations also may be made by personal interview, mail, telephone, and electronic communications by directors, officers, and other employees of the Company. These persons will not receive any additional compensation for assisting in the solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection therewith.

OTHER MATTERS

As of the date of this Proxy Statement there are no other matters that we intend to present, or have reason to believe others will present, at the Annual Meeting. If, however, other matters properly come before the Annual Meeting, the accompanying proxy authorizes the persons named as proxies or their substitutes to vote on such matters as they determine appropriate.

PROPOSALS OF STOCKHOLDERS

To be considered for inclusion in the proxy statement and proxy card for the 2024 Annual Meeting of Stockholders of the Company (the “2024 Annual Meeting”), proposals of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be submitted in writing to the Secretary of Nine Energy Service, Inc., at the address of our principal offices (see page 1 of this Proxy Statement), and must be received no later than the close of business on November 16, 2023. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

Our Bylaws include separate advance notice provisions applicable to stockholders desiring to bring nominations for directors before an annual stockholders meeting other than to bring proposals before an annual stockholders meeting other than pursuant to Rule 14a-8. These advance notice provisions require that, among other things, stockholders give timely written notice to the Secretary of Nine Energy Service, Inc. regarding such nominations or proposals and provide the information and satisfy the other requirements set forth in our Bylaws. To be timely, a stockholder who intends to present nominations or a proposal at the 2024 Annual Meeting other than pursuant to Rule 14a-8 must provide the information set forth in our Bylaws to the Secretary of Nine Energy Service, Inc. no earlier than the close of business January 6, 2024 and no later than the close of business February 5, 2024. However, if we hold the 2024 Annual Meeting of Stockholders more than 30 days before or after the anniversary of this 2023 Annual Meeting date, then the information must be received no earlier than the 120th day prior to the 2024 Annual Meeting date, and not later than (i) the 90th day prior to the 2024 Annual Meeting date or (ii) the tenth day after public disclosure of the 2024 Annual Meeting date, whichever is later. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must satisfy the requirements set forth in Rule 14a-19 of the Securities Exchange Act of 1934.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements set forth in our Bylaws and the applicable rules and regulations of the SEC.

HOUSEHOLDING; AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

AND PROXY STATEMENT

We are providing our notice of the Annual Meeting, access to the Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Annual Report”) via the “Notice and Access” method. For those stockholders who request paper copies of the foregoing documents and share the same last name and address, they may receive one copy of the Annual Report and Proxy Statement, unless we receive contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Each street name stockholder receiving this Proxy Statement by mail will continue to receive a separate voting instruction form.

If you would like an additional copy of the 2022 Annual Report or this Proxy Statement, these documents are available in digital form for download or review by visiting our website at https://investor.nineenergyservice.com. Alternatively, we will promptly send a copy of these documents to you without charge upon request by mail to Investor Relations, Nine Energy Service, Inc., 2001 Kirby Drive, Suite 200, Houston, Texas 77019, or by calling 281-730-5113. If you would like to revoke your consent to householding and in the future receive your own set of proxy materials (or your own Notice of Internet Availability of Proxy Materials, as applicable), or if your household is currently receiving multiple copies of the same items and you would like in the future to receive only a single copy at your address, please contact us by mail at Investor Relations, Nine Energy Service, Inc., 2001 Kirby Drive, Suite 200, Houston, Texas 77019, or by calling 281-730-5113.

Annex A

SECOND AMENDMENT TO THE

NINE ENERGY SERVICE, INC.

2011 STOCK INCENTIVE PLAN

THIS SECOND AMENDMENT (this “Amendment”) to the Nine Energy Service, Inc. 2011 Stock Incentive Plan, as amended and restated effective February 28, 2017 and as further amended effective March 5, 2021 (the “Plan”), is effective March 6, 2023, subject to approval by the Company’s stockholders (the “Effective Date”).

W I T N E S S E T H:

WHEREAS, Nine Energy Service, Inc., a Delaware corporation (the “Company”), previously adopted the Plan pursuant to which the Company is authorized to grant equity and equity-based incentive awards to certain employees and other service providers of the Company and its subsidiaries;

WHEREAS, Paragraph XVII of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan from time to time, including to increase the aggregate maximum number of shares that may be issued under the Plan with the approval of the Company’s stockholders;

WHEREAS, the Board desires to amend the plan to (i) increase the aggregate maximum number of shares common stock, par value $0.01 per share, of the Company available for issuance under the Plan by 2,000,000 shares, (ii) prohibit the recycling of shares withheld to pay the exercise price and tax withholding on options and stock appreciation rights, (iii) prohibit the payment of dividends and dividend equivalents prior to the vesting of the underlying award and (iv) clarify that the vesting of time-based and performance-based equity awards will not be automatically accelerated in connection with a Corporate Change, in each case, subject to the approval of the Company’s stockholders; and

WHEREAS, the Board has determined that it is desirable and in the best interests of the Company to amend the Plan in the manner contemplated hereby, subject to approval by the Company’s stockholders at the Company’s upcoming annual meeting to be held on May 5, 2023 (the “Annual Meeting”).

NOW, THEREFORE, the Plan shall be amended as follows, effective as of the Effective Date:

1. The first sentence of Paragraph V(a) of the Plan shall be deleted in its entirety and the following substituted therefor:

“Subject to adjustment in the same manner as provided in Paragraph XVI with respect to shares of Common Stock subject to Options then outstanding, the aggregate maximum number of shares of Common Stock that may be issued under the Plan, and the aggregate maximum number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options, from and after the Effective Date shall not exceed 2,171,121 shares of Common Stock.

2. The following new sentence shall be added to the end of Paragraph V(a):

“Notwithstanding anything to the contrary contained herein, shares of Common Stock subject to an Option or Stock Appreciation Right under this Plan shall not again be available for issuance under this Plan if such Shares are (i) Shares tendered, withheld or surrendered in payment of the exercise or purchase price of such Option or Stock Appreciation Right or taxes relating to such Option or Stock Appreciation Right, (ii) Shares that were not issued or delivered as a result of the net settlement or net exercise of such Option or Stock Appreciation Right or (iii) Shares repurchased on the open market with the proceeds of an Option’s exercise price.”

3. The following new section shall be added to Paragraph XVII of the Plan:

“No Dividend or Dividend Equivalents on Unvested Awards. Notwithstanding any other provision in the Plan, any dividend or Dividend Equivalent credited with respect to an Award (except for dividends paid following the grant of an Award of unrestricted (i.e., fully vested) shares of Common Stock) shall be subject to restrictions and a risk of forfeiture to the same extent as the Award with respect to which such Common Stock or other property has been distributed and shall not be delivered unless and until such Award has vested and been earned.”

4. The following new sentence shall be added to Paragraph XVI(c) of the Plan:

“Notwithstanding any other provision in the Plan, except as otherwise provided in an Award Agreement, in the event of a Corporate Change in which any successor entity assumes outstanding Awards or substitutes similar awards under the successor entity’s equity compensation plan for outstanding Awards on the same terms and conditions as the original Awards, such Awards that are assumed or substituted shall not vest solely as a result of the occurrence of the Corporate Change.”

5. This Amendment shall be and is hereby incorporated in and forms a part of the Plan, and, as amended hereby, the Plan is specifically ratified and reaffirmed.

6. All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.

7. Notwithstanding anything to the contrary herein, in the event the stockholders of the Company do not approve this Amendment at the Annual Meeting, then this Amendment shall not become effective and shall terminate as of the date of the Annual Meeting.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused the execution of this Second Amendment by its duly authorized officer, effective as of the Effective Date.

NINE ENERGY SERVICE, INC.

By:	/s/ Ann G. Fox
Name:	Ann G. Fox
Title:	President, Chief Executive Officer

ANNUAL MEETING OF STOCKHOLDERS OF

NINE ENERGY SERVICE, INC.

May 5, 2023

PROXY VOTING INSTRUCTIONS

COMPANY NUMBER	
ACCOUNT NUMBER	

20330300000000001000 2 050523

1. Election of Class II Directors

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF NINE ENERGY SERVICE, INC. May 5, 2023 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. COMPANY NUMBER MAIL—Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON—You may vote your shares in person by attending ACCOUNT NUMBER the Annual Meeting. GO GREEN—e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at—https://investor.nineenergyservice.com Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20330300000000001000 2 050523 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF THESE NOMINEES FOR DIRECTOR IN PROPOSAL 1, A VOTE “FOR” PROPOSAL 2, AND A VOTE “FOR” PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Class II Directors FOR AGAINST ABSTAIN 2. Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company FOR ALL NOMINEES NOMINEES: for the fiscal year ending December 31, 2023 O Scott E. Schwinger FOR AGAINST ABSTAIN O Gary L. Thomas 3. Approval of the Second Amendment to the 2011 Stock Incentive WITHHOLD AUTHORITY O Andrew L. Waite Plan FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted in the manner recommended by the Board of Directors as stated herein as appropriate. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. INSTRUCTIONS:and To withhold fill in the authority circle next to vote to each for any nominee individual you wish nominee(s), to withhold, mark as “FOR shown ALL here: EXCEPT” MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. To indicate change your the new address address on your in the account, address please space check above. the    Please box at note right and that changes this method. to the registered name(s) on the account may not be submitted via Signature of Stockholder                Date:                Signature of Stockholder                Date:                 Note: title Please as such. sign exactly If the signer as your is a name corporation, or names please appear sign on full this corporate Proxy. When name shares by duly are authorized held jointly, officer, each giving holder full should title as sign. such.    When    If signer signing is a as partnership, executor, please administrator, sign in attorney, partnership trustee name or by guardian, authorized please person. give full

NINE ENERGY SERVICE, INC. Proxy for Annual Meeting of Stockholders on May 5, 2023 This Proxy is Solicited on Behalf of the Board of Directors. The undersigned hereby appoints Ann G. Fox and Theodore R. Moore, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Nine Energy Service, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card. (Continued and to be signed on the reverse side) 1.1 14475